UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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WABASH NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WABASH NATIONAL CORPORATION
1000 Sagamore Parkway South
Lafayette, Indiana 47905

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 19, 2011

To the Stockholders of Wabash National Corporation:

The 2011 Annual Meeting of Stockholders of Wabash National Corporation will be held at University Plaza Hotel, located at 3001 Northwestern Avenue, West Lafayette, Indiana, 47906, on Thursday, May 19, 2011, at 10:00 a.m. local time for the following purposes:

1.	To elect six members of the Board of Directors;
2.	To approve the Wabash National Corporation 2011 Omnibus Incentive Plan;
3.	To hold an advisory vote on the compensation of our executive officers;
4.	To hold an advisory vote on the frequency of advisory votes on the compensation of our executive officers;
5.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2011; and
6.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE:WNC) Common Stock entitles the holder of record at the close of business on April 7, 2011, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

ERIN J. ROTH
Senior Vice President, General Counsel and
Corporate Secretary

April 21, 2011

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD, OR BY VOTING VIA THE INTERNET OR BY TELEPHONE, WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

WABASH NATIONAL CORPORATION
1000 Sagamore Parkway South
Lafayette, Indiana 47905

PROXY STATEMENT
Annual Meeting of Stockholders on May 19, 2011

This Proxy Statement is furnished on or about April 21, 2011 to stockholders of Wabash National Corporation (hereinafter, “we,” “us,” “Company” and “Wabash”), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at University Plaza Hotel, located at 3001 Northwestern Avenue, West Lafayette, Indiana, 47906, on Thursday, May 19, 2011 at 10:00 a.m. local time, (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to Be Held on May 19, 2011.

Our Annual Report and this Proxy Statement are available at https://materials.proxyvote.com/929566

ABOUT THE MEETING

What is The Purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2010 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following five proposals:

Proposal 1.	To elect six members of the Board of Directors.
Proposal 2.	To approve the Wabash National Corporation 2011 Omnibus Incentive Plan.
Proposal 3.	To hold an advisory vote on the compensation of our executive officers.
Proposal 4.	To hold an advisory vote on the frequency of the advisory vote on the compensation of our executive officers.
Proposal 5.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2011.

Who is Entitled to Vote?

Only stockholders of record at the close of business on April 7, 2011 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (“Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each share entitles its holder to cast one vote on each matter to be voted upon.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, from May 10, 2011 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Who can Attend the Annual Meeting?

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting. Alternatively, to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. As of the Record Date, 68,474,020 shares of Common Stock, held by 892 stockholders of record, were outstanding and entitled to vote at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I Vote?

You can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the Web site noted on your proxy card to vote via the internet;
•	Use the telephone number on your proxy card to vote by telephone;
•	Vote by mail by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or,
•	Attend the Annual Meeting and cast your vote in person.

What if I Vote and Then Change my Mind?

You may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903;
•	Submitting another duly executed proxy bearing a later date; or
•	Attending the Annual Meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What are the Board’s Recommendations?

The Board recommends that you vote FOR election of the nominated slate of directors (see page 7), FOR adoption of the Wabash National Corporation 2011 Omnibus Incentive Plan (see page 38), FOR the approval of the compensation of our executive officers (see page 46), in favor of an ANNUAL advisory vote on executive pay (see page 48), and FOR ratification of the appointment of our auditors (see page 49). Unless you give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What Vote is Required for Each Proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held by banks or brokers, and unmarked, signed proxy cards. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect to exercise voting discretion with respect to the appointment of our auditors. Under New York Stock Exchange Rules, this proposal is considered a “discretionary” item. This means that brokerage firms may vote in their discretion for this item on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. If you do not give your broker or nominee specific instructions, your broker or nominee may elect not to exercise its discretion on the ratification of our auditors, in which case your shares will not be voted on this matter.

As a result of changes in the New York Stock Exchange Rules in 2010, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not vote your shares with respect to the election of directors, the approval of the Wabash National Corporation 2011 Omnibus Incentive Plan, the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation.

Shares for which the broker does not exercise its discretion or for which it has no discretion and for which it has received no instructions, so-called broker “non-votes,” will not be counted in determining the number of shares necessary for approval of such matters; however, those shares will be counted in determining whether there is a quorum.

On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

Proposal Number	Item	Vote Required for Approval of Each Item	Abstentions	Uninstructed Shares	Unmarked Proxy Cards
1	Election of Directors	Majority of votes cast	No effect	Not voted	Voted “for”
2	Approval of Wabash National Corporation 2011 Omnibus Incentive Plan	Majority of shares present and entitled to vote*	Counted as “against”	Not voted	Voted “for”
3	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Counted as “against”	Not voted	Voted “for”
4	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	No voting standard	No effect	Not voted	Voted “for” an annual vote
5	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Counted as “against”	Discretionary vote	Voted “for”
*	Under New York Stock Exchange rules, at least a majority of the outstanding shares must vote on this item.

Who will Bear the Costs of this Proxy Solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have also retained Eagle Rock Proxy Advisors, LLC to assist with proxy solicitation. For their services, we will pay a fee of $3,500 plus out-of-pocket expenses.

PROPOSAL 1
Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three nor more than twelve directors, with the exact number to be fixed by resolution of the Board. The Board has fixed the authorized number of directors at six directors.

At the Annual Meeting, six directors are to be elected, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Proxies representing shares held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board named below. In accordance with our Bylaws, each nominee, as a condition to nomination, has submitted to the Nominating and Corporate Governance Committee an irrevocable resignation from the Board that is effective only in the event a nominee does not receive the required vote of our stockholders to be elected to the Board and the Board accepts the nominee’s resignation. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

Corporate Governance Matters

Our Board has adopted Corporate Governance Guidelines (the “Guidelines”). Our Board has also adopted a Code of Business Conduct and Ethics, and a Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial officers. The Guidelines set forth a framework within which the Board oversees and directs the affairs of Wabash National. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

The Code of Business Conduct and Ethics, and the Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial officers cover, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Business Conduct and Ethics applies to all of our directors, officers, and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial officers includes provisions that are specifically applicable to our Chief Executive Officer, Chief Financial Officer and senior financial officers.

Any waiver of the Code of Business Conduct and Ethics, and the Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial officers for a director or executive officer, including our Chief Executive Officer and Chief Financial Officer, may only be made by our Board or a Board committee consisting solely of disinterested and independent directors and will be promptly disclosed and posted on our website as required by law or the listing standards of the New York Stock Exchange.

The Guidelines, the Code of Business Conduct and Ethics, and the Code of Business Conduct and Ethics for the Chief Executive Officer and senior financial officers are available on the Company Info/Investors page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

Related Persons Transactions

Related Persons Transactions Policy.  Our Board has adopted a Related Persons Transactions Policy. The Related Persons Transactions Policy sets forth our policy and procedures for review, approval and monitoring of transactions in which the Company and “related persons” are participants. Related persons include directors, nominees for director, officers, stockholders owning five percent or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.

The Related Persons Transactions Policy covers any related person transaction that meets the minimum threshold for disclosure in our annual meeting proxy statement under the relevant Securities and Exchange

Commission (the “SEC”) rules, which currently covers transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related person transactions must be approved, ratified, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law.

The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any relevant transaction to the attention of the Audit Committee. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable. All related person transactions will be disclosed to the full Board, and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the New York Stock Exchange.

On July 17, 2009, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Trailer Investments, LLC (“Trailer Investments”) pursuant to which Trailer Investments purchased shares of redeemable preferred stock and received a warrant to purchase Common Stock for an aggregate purchase price of $35.0 million (the “Transaction”).

On May 28, 2010, the Company closed on a public offering of Common Stock (the “Initial Offering”), which consisted of 11,750,000 shares of Common Stock sold by the Company and 16,137,500 shares of Common Stock sold by Trailer Investments as selling stockholder, each at a purchase price of $6.50 per share. Net proceeds from the Initial Offering were used to redeem all of the outstanding preferred stock described above and to repay a portion of the Company’s outstanding indebtedness under its revolving credit facility. Specifically, in connection with the Initial Offering, the Company redeemed (the “Redemption”) all outstanding shares of the Company’s Series E-G Preferred Stock at a liquidation value of $1,000 per share, or $35.0 million, plus accrued and unpaid dividends and a premium adjustment of 20% as required under the Securities Purchase Agreement for any redemption made prior to August 2014. The total redemption price of the Series E-G Preferred Stock, including accrued and unpaid dividends, was approximately $47.8 million. Certificates of elimination were filed on September 21, 2010 with the Secretary of State of the State of Delaware to eliminate from the Company’s certificate of incorporation all provisions that were set forth in the certificates of designation for the Series E-G Preferred Stock.

If a change of control, meaning more than 50% of the voting power is transferred or acquired by any person other than Trailer Investments and its affiliates, occurs within 12 months of the date of the Redemption (on or before May 28, 2011), Trailer Investments will be entitled to receive an aggregate payment of $74.6 million, representing the difference between what it received in the Redemption and what it would have been entitled to receive in the Redemption if a change of control had occurred on that date.

On September 17, 2010, Trailer Investments sold 9,349,032 shares of Common Stock in an underwritten public offering at a purchase price of $6.75 per share (the “Second Offering”). As a result of this Second Offering, the warrant held by Trailer Investments was fully exercised and was no longer outstanding. The Company did not receive any proceeds from the Second Offering.

In connection with the execution of the Securities Purchase Agreement in July 2009, the Company also entered into an Investor Rights Agreement, dated August 3, 2009, with Trailer Investments (the “Investor Rights Agreement”). Pursuant to rights provided to Trailer Investments under the Certificates of Designation and the Investor Rights Agreement, Trailer Investments had a right to designate up to five persons for election to the Company’s Board of Directors for so long as Trailer Investments and its affiliates beneficially owned at least 10% of the Company’s outstanding Common Stock. As such, on July 30, 2009 our Board of Directors appointed Thomas J. Maloney, Michael J. Lyons, Vineet Pruthi, James G. Binch and Andrew C. Boynton (collectively, the “Trailer Directors”) to the Board of Directors effective as of the closing of the Transaction. Mr. Boynton resigned from our Board in February 2010. Pursuant to the terms of the Investor Rights Agreement, we were also required to reimburse Trailer Investments for its reasonable costs and expenses (a) in exercising or enforcing any rights afforded to it under the Investor Rights Agreement or the other agreements entered into in connection with the Transaction,

(b) in amending, modifying, or revising the Investor Rights Agreement, the warrant or the certificates of designation, or (c) in connection with any transaction, claim, or event that Trailer Investments reasonably believes affects the Company and as to which it seeks the advice of counsel. For the year ended December 31, 2010, we paid an aggregate of $380,567 for Trailer Investments reasonable costs and expenses, including $336,829 in connection with the Initial Offering and Second Offering.

As a result of the consummation of Second Offering in September 2010, and pursuant to the terms of the Investor Rights Agreement between the Company and Trailer Investments, certain rights held by Trailer Investments no longer existed, including the ability to designate five persons for election to the Company’s Board for so long as Trailer Investments and its affiliates beneficially owned at least 10% of the Company’s outstanding Common Stock. As a result, on September 21, 2010, the Company received resignation notices from each of the remaining four Trailer Directors, notifying the Company of each member’s intent to resign from the Company’s Board with immediate effect.

Further, in connection with the appointment to the Board of the Trailer Directors, the Board adopted a customary indemnification agreement with each of the Trailer Directors and each of our other directors at that time. These indemnification agreements remain in effect at this time.

Director Independence

Under the rules of the New York Stock Exchange, the Board must affirmatively determine that a director has no material relationship with the Company for the director to be considered independent. Our Board of Directors undertook its annual review of director independence in February 2011. The purpose of the review was to determine whether any relationship or transaction existed that was inconsistent with a determination that the director or director nominee is independent. The Board considered transactions and relationships between each director and director nominee, and any member of his or her immediate family, and Wabash and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or director nominees or any member of their immediate families (or any entity of which a director or director nominee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of Wabash and its management within the meaning of the rules of the New York Stock Exchange, with the exception of Richard J. Giromini who is the Chief Executive Officer of Wabash.

On May 24, 2007, Dr. Martin Jischke assumed the position of Chairman of the Board. Among his other responsibilities, our Chairman of the Board presides at the executive sessions of our independent and non-management directors and facilitates communication between our independent directors and management.

Qualifications and Nomination of Director Candidates

To be considered by the Nominating and Corporate Governance Committee, a director nominee must meet the following minimum criteria:

•	The highest personal and professional integrity;
•	A record of exceptional ability and judgment;
•	Possess skills and knowledge useful to our oversight;
•	Able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings;
•	Have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders;
•	May be required to be a “financial expert” as defined in Item 401 of Regulation S-K; and
•	Free of any personal or professional relationships that would adversely affect their ability to serve our best interests and those of our stockholders.

Pursuant to the Guidelines, the Nominating Committee and Corporate Governance Committee also reviews, among other things, expertise, skills, knowledge, and experience. In reviewing these items, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, and ethnicity. We seek independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The goal in reviewing these considerations for individual director candidates is that they, when taken together with that of other Board members, will lead to a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders

Information on Directors Standing for Election

The biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

The name, age, business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for director, including stock ownership and compensation, see “Director Compensation” and “Beneficial Ownership of Common Stock,” which follow:

NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	DIRECTOR SINCE
Richard J. Giromini	57	Mr. Giromini has served as our President and Chief Executive Officer since January 1, 2007. He had been Executive Vice President and Chief Operating Officer from February 28, 2005 until December 2005 at which time he was appointed President and a Director of the Company. He had been Senior Vice President — Chief Operating Officer since joining the Company on July 15, 2002. Prior to joining Wabash National, Mr. Giromini was with Accuride Corporation from April 1998 to July 2002, where he served in capacities as Senior Vice President — Technology and Continuous Improvement; Senior Vice President and General Manager — Light Vehicle Operations; and President and CEO of AKW LP. Previously, Mr. Giromini was employed by ITT Automotive, Inc. from 1996 to 1998 serving as Director of Manufacturing. Mr. Giromini also serves as a Director of Robbins & Myers, Inc., a leading supplier of engineered equipment and systems for critical applications in global energy, industrial chemical and pharmaceutical markets. The sales and operations leadership experience reflected in Mr. Giromini’s summary, as well as his performance as our Chief Executive Officer, his participation on our Board, and his experience as a board member for another public company, supported the Board’s conclusion that he should again be nominated as a director.	December 2005
Dr. Martin C. Jischke	69	Dr. Jischke served as President of Purdue University, West Lafayette, Indiana, from August 2000 until his retirement in July 2007. Dr. Jischke became Chairman of our Board of Directors at the 2007 Annual Meeting. Dr. Jischke also serves as a Director of Vectren Corporation and Duke Realty Corporation. Dr. Jischke has served in leadership positions, including as President, of four major research universities in the United States, in which he was charged with the strategic and financial leadership of each organization. He was also previously appointed as a Special Assistant to the United States Secretary of Transportation. The financial and strategic leadership experience reflected in Dr. Jischke’s summary, the diversity of thought provided by his academic background, his service on the boards of other large public companies and his performance as Chairman of our Board, supported the Board’s conclusion that he should again be nominated as a director.	January 2002

NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	DIRECTOR SINCE
James D. Kelly	58	Prior to his retirement in September 2010, Mr. Kelly was the Vice President — Enterprise Initiatives for Cummins Inc., a position he held since March 2010. Previously, Mr. Kelly served as the President, Engine Business and as a Vice President for Cummins Inc. from May 2005 until March 2010. Between 1976 and 1988, and following 1989, Mr. Kelly was employed by Cummins in a variety of positions of increasing responsibility including the Vice President and General Manager — Mid Range Engine Business between 2001 and 2004, and the Vice President and General Manager — Mid Range and Heavy Duty Engine Business from 2004 through May 2005. Mr. Kelly also serves as a director of Cummins Indian Limited and of AM Castle & Co. The sales and operational expertise reflected in Mr. Kelly’s summary, as well as his participation on our Board and his experience as a board member for other public companies, supported the Board’s conclusion that he should again be nominated as a director.	February 2006
John E. Kunz	46	Mr. Kunz is the Vice President — Treasurer and Tax of Tenneco Inc., a global manufacturer of automotive emission control and ride control systems. In this role, which he has held since July 2006, Mr. Kunz oversees Tenneco’s treasury and tax activities in over 30 countries, including all equity and debt financing transactions, and participates in the management and implementation of its strategic growth plans. Previously, Mr. Kunz served as Vice President and Treasurer of Tenneco from February 2004 until his 2006 appointment to his current position. Prior to his employment with Tenneco, Mr. Kunz was the Vice President and Treasurer of Great Lakes Chemical Corporation, a position he held from August 2001 until February 2004, after holding several finance positions of increasing responsibility at Great Lakes, beginning in 1999. Mr. Kunz’s financial expertise, experience with financing and equity transactions, and in managing the financial aspects of cyclical manufacturers in the transportation sector supported the Board’s conclusion that he should be nominated as a director.	March 2011
Larry J. Magee	56	Mr. Magee is President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC a position he has held since January 2011. He previously served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC from December 2001 until his appointment to his current position. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division beginning in 1998. Mr. Magee has over 35 years combined experience in sales, marketing, and operational management, and has held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 31-year tenure with Bridgestone/Firestone. The retail leadership expertise reflected in Mr. Magee’s summary, including his performance as the chief executive officer and as a board member for divisions of another public company, as well as his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.	January 2005

NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	DIRECTOR SINCE
Scott K. Sorensen	49	Mr. Sorensen is the Chief Financial Officer of Sorenson Communications, a provider of communication services and products, a position he has held since August 2007. Previously, Mr. Sorensen was the Chief Financial Officer of Headwaters, Inc. from October 2005 to August 2007. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, Inc., a manufacturer and provider of products and services for the health care and funeral services industries, from March 2001 until October 2005. Mr. Sorenson’s financial expertise and experience in corporate finance, combined with his experience in manufacturing commerce, as reflected in his summary, and his participation on our Board, supported the Board’s conclusion that he should again be nominated as a director.	March 2005

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information on Directors Not Standing for Election

Ronald Stewart is currently a director of the Company, a position he has held since December 2004. In February 2011, Mr. Stewart indicated his intention not to stand for re-election at the Annual Meeting. Mr. Stewart, age 68, served as President, Chief Executive Officer, and a member of the board of Material Sciences Corporation from March 2004 until his retirement in December 2005. Previously, Mr. Stewart was President and Chief Executive Officer of Pangborn Corporation, which manufactures and services industrial blasting equipment, from 1999 through 2004. He currently serves on the Board of Directors for Pangborn Corporation, including on its audit committee. The financial and operational leadership experience reflected in this summary, including his performance as the chief executive officer and as a board member for other large and/or public companies, as well as his participation on our Board, supported the Board’s conclusion that he should serve as a director.

Meetings of the Board of Directors, its Leadership Structure and its Committees

Information concerning the Board and the three standing committees maintained by the Board is set forth below. Board committees currently consist only of directors who are not employees of the Company and whom the Board has determined are “independent” within the meaning of the listing standards of the New York Stock Exchange.

During 2010, our Board held four regularly scheduled meetings, and also held five special meetings in connection with the Initial Offering and Redemption (see page 5). In 2010, each nominee director attended more than 95% percent of the total number of meetings of the Board and the committees on which he serves. Our Board strongly encourages all of our directors to attend our Annual Meeting. In 2010, all of our directors serving on the Board as of May 13, 2010 attended the Annual Meeting.

The Guidelines provide that the independent members of the Board may select the Chairman of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company. The Chairman of the Board and Chief Executive Officer positions are held by separate persons, and we believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among his other responsibilities, presides at the executive sessions of our independent and non-management directors and facilitates communication between our independent directors and management. The Board does not have a formal policy on whether the roles of Board Chairman and Chief Executive Officer should be separate or combined and reserves the right to change the Board’s current leadership structure when, in its judgment, such a change is appropriate for our Company.

The Board has three standing committees: the Nominating and Corporate Governance Committee; the Compensation Committee; and the Audit Committee. All committee charters can be accessed electronically from the

Company Info/Investors page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

The following table indicates each standing committee or committees on which our directors served in 2010:

Name	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
Richard J. Giromini
James G. Binch[1]		X5
Andrew C. Boynton[2]
Dr. Martin C. Jischke		X	X
James D. Kelly	X	X
Stephanie K. Kushner[3]		X3,5	X3,4
Michael J. Lyons[1]	X	X
Larry J. Magee	X	X4
Thomas J. Maloney[1]	X	X
Vineet Pruthi[1]		X5
Scott K. Sorensen		X5	X3,4
Ronald L. Stewart[6]	X4	X5	X
[1]	Messrs. Binch, Lyons, Maloney and Pruthi (the “Trailer Directors”) served as Directors until September 21, 2010, at which time, Trailer Investments ownership interest in the Company ceased and, pursuant to the terms of the Securities Purchase Agreement entered into on July 17, 2009 between Trailer Investments and the Company, the Trailer Directors resigned from the Company’s Board of Directors.
[2]	Mr. Boynton served as a Director until February 2010.
[3]	Ms. Kushner served as a Director until May 13, 2010, at which time she chose not to stand for re-election to the Board of Directors. Effective with the election of Directors at the May 13, 2010 Annual Meeting, Mr. Sorensen assumed the role of the chair of the Audit Committee.
[4]	Indicates the chair of the applicable committee.
[5]	Effective with the election of directors at the May 13, 2010 Annual Meeting, the size of the Compensation Committee was reduced to five members, to include Dr. Jischke, Messrs. Magee and Kelly and, until their resignation from the Board on September 21, 2010, Messrs. Lyons and Maloney.
[6]	In February 2011, Mr. Stewart indicated his intention not to stand for re-election to the Board of Directors at the Annual Meeting. Mr. Kelly is expected to assume the position of Chair of the Nominating and Corporate Governance Committee, assuming Mr. Kelly is re-elected to the Board at the Annual Meeting.

Effective following the 2011 Annual Meeting, if all of the nominees for election at the Annual Meeting are elected, the directors serving on the Nominating and Corporate Governance Committee will be Messrs. Kelly, Magee, and Kunz; the directors serving on the Compensation Committee will be Dr. Jischke, and Messrs. Kelly, Sorensen and Magee; and the directors serving on the Audit Committee will be Dr. Jischke, and Messrs. Sorensen and Kunz.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met four times during 2010. The Nominating and Corporate Governance Committee’s responsibilities include:

•	Assisting the Board by either identifying or reviewing stockholder nominated individuals qualified to become directors and by recommending to the Board the director nominees for the next annual meeting of stockholders;
•	Developing and recommending to the Board corporate governance principles;
•	Reviewing and recommending to the Board the forms and amounts of director compensation;
•	Leading the Board in its annual review of the Board’s performance; and
•	Recommending to the Board director nominees for each Board committee.

Until December 2010, Towers Watson served as the Nominating and Corporate Governance Committee’s consultant with regard to director compensation. At the request of the Committee, Towers Watson previously developed a director compensation competitive market assessment. Towers Watson, however, did not actually determine or recommend the compensation paid to our directors. Considering the state of the national economy and the transportation industry, as well as the director compensation competitive market assessment and the current compensation levels for the Company’s executives, the Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved a 16.75% reduction in the cash compensation paid in 2009 to all directors who are not employees of the Company (a “Non-employee Director”). The Nominating and Corporate Governance Committee recommended and the Board approved maintaining 2010 Non-employee Director compensation at the same, reduced level.

In December 2010, the Nominating and Corporate Governance Committee retained Meridian Compensation Partners LLC (“Meridian”) as its independent consultant with regard to director compensation. At the request of the Committee, Meridian developed a director compensation competitive market assessment and recommended adjustments to director compensation levels consistent with the Company’s peer group, as identified by Meridian and adopted by the Compensation Committee. However, considering the state of the national economy, the transportation industry, and the Company’s current recovery efforts, in considering 2011 compensation the Committee recommended to the Board of Directors, and the Board of Directors approved, not implementing any of the recommendations made by Meridian at that time. Instead, the Committee approved 2011 Non-employee Director compensation to include only a partial restoration of the 16.75% reduction in compensation taken in 2009, consistent with the partial restoration in 2011 of pay reductions for the Company’s executive officers. Non-employee Director compensation in 2011 will also return to a cash and equity compensation plan (instead of the cash-only compensation plan used in 2010), following the complete exercise of the warrant held by Trailer Investments, and the resulting extinguishment of the anti-dilution rights Trailer Investments held as a result of the warrant. See the Schedule of 2011 Director Fees.

Compensation Committee

The Compensation Committee met six times during 2010. The Compensation Committee’s responsibilities include:

•	Overseeing our incentive compensation plans and equity-based plans; and
•	Annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting their compensation levels based on their evaluations.

The Compensation Committee is responsible for determining our compensation policies for executive officers and for the administration of our equity and incentive plans, including our 2007 Omnibus Incentive Plan. The Compensation Committee works closely with our Senior Vice President of Human Resources in setting the compensation for our other executive officers. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee for the other executive officers on the amount of base salary, target cash awards pursuant to our short-term incentive plan and target equity awards pursuant to our long-term incentive plan. Our Chief Executive Officer also discusses with and makes recommendations to the Compensation Committee regarding performance targets for our short-term incentive plan and our long-term incentive plan before they are established and upon conclusion of the performance period. For purposes of the short-term incentive plan, the personal performance goals for the other executive officers are set by our Chief Executive Officer, who then reports to the Compensation Committee on, and makes recommendations as to, the achievement of those goals. For a discussion of our Chief Executive Officer’s role and recommendations with respect to compensation decisions affecting our Named Executive Officers, as set forth in the Summary Compensation Table, see the Compensation Discussion and Analysis below.

The Compensation Committee has historically engaged a compensation consultant. Until December 2010, Towers Watson served as the consultant. To assist in identifying and determining appropriate levels of compensation for 2010, the Compensation Committee and the Board of Directors considered a competitive market assessment that was compiled and provided by Towers Watson. Towers Watson, however, did not actually determine or recommend the compensation paid to our executive officers, including the Named Executive Officers. Beginning in December 2010, the Compensation Committee engaged Meridian as its independent compensation consultant and requested Meridian provide a competitive market assessment regarding executive officer compensations, to be used by the Committee in determining the appropriate executive compensation levels for 2011, in line with the Company’s compensation plans, philosophies and goals.

Pursuant to the Compensation Committee’s charter, the Committee may form and delegate to subcommittees of the Committee its responsibilities. During March 2010, the Compensation Committee delegated responsibility for the design and recommendation of the Company’s 2010 Long Term Incentive Plan to a subcommittee formed of three then-members of the Committee — Messrs. Magee, Kelly, and Lyons. See pages 21 – 22 for a description of the 2010 Long Term Incentive Plan that the subcommittee recommended to, and was approved by, the Board of Directors.

Audit Committee

The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee met ten times during 2010. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the New York Stock Exchange, the Board also determined that Ms. Kushner and Mr. Sorensen are “audit committee financial experts” as defined by the SEC, and that they have accounting and related financial management expertise within the listing standards of the New York Stock Exchange.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;
•	Reviewing with the independent auditors the plans and results of auditing engagements;
•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;
•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;
•	Overseeing special investigations;
•	Reviewing our financial statements and reports filed with the SEC;
•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with the highest legal and regulatory standards applicable to us, as well as ethical business practices;
•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;
•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and
•	Reviewing our significant accounting policies.

Board’s Role in Risk Oversight

The Board conducts oversight of risks that may affect the Company primarily through the Audit Committee and the Nominating and Corporate Governance Committee. Specifically, the Audit Committee (i) reviews with senior management our internal system of audit and financial controls and steps taken to monitor and mitigate risk exposure and (ii) reviews and investigates any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the company. In addition, the Nominating and Corporate Governance Committee oversees the Guidelines and other governance matters that contribute to successful risk oversight and management. The Audit Committee and Nominating and Corporate Governance Committee make full reports to the Board of Directors at each quarterly meeting regarding each committee’s considerations and actions. The Board of Directors also receives regular reports directly from officers responsible for oversight of financial and systemic risks within the Company, on both the nature of those risks and on how the officers assess and manage risks generally. The Company holds quarterly disclosure committee meetings prior to the submission of quarterly or annual reports on the financial performance of the Company at which areas of risk are discussed, and reports to the Audit Committee on the results of those meetings. In addition, the Company’s Director of Internal Audit conducts regular interviews with officers responsible for oversight of financial and systemic risks within the Company, as well as testing regarding the same, and reports the results of those interviews to the Board on at least a quarterly basis.

The Board of Directors, primarily through the Compensation Committee, also considers the structure and nature of the Company’s compensation policies and procedures, with a focus on the level of risk to the Company, if any, from those policies and procedures. In carrying out its oversight in this area, the Board of Directors and Compensation Committee have regular interaction with the Senior Vice President of Human Resources. The Senior Vice President of Human Resources reviews with them the Company’s pay practices for salaried associates, including the Company’s compensation plans and the methods of review and approval for these plans. Based on reports to the Board of Directors and Compensation Committee and discussions thereof, the Board of Directors has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;
•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;
•	A description of all arrangements or understandings between the stockholder and the recommended nominee;
•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;
•	The consent of the recommended nominee to serve as a director if so elected; and
•	All other information requirements set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating and Corporate Governance Committee. The procedures for submitting a stockholder nomination are set forth below under “Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating and Corporate Governance Committee for review.

Identifying and Evaluating Nominees for Directors.  The Nominating and Corporate Governance Committee, with the assistance of the General Counsel and, as needed, a retained search firm, will screen candidates, perform reference checks, prepare a biography for each candidate for the Nominating and Corporate Governance Committee to review and conduct interviews. The Nominating and Corporate Governance Committee, the Chairman, and the Chief Executive Officer will interview candidates that meet the criteria. The Nominating and Corporate Governance Committee will recommend to the Board of Directors nominees that best suit the Board’s needs.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to them care of Wabash National Corporation, Attention: General Counsel, P.O. Box 6129, Lafayette, Indiana 47903.

Pursuant to the direction of the Board, all correspondence will be received and processed by the General Counsel’s office. You will receive a written acknowledgment from the General Counsel’s office upon receipt of your written correspondence. You may report your concerns anonymously or confidentially. All communications received in accordance with the above procedures will be reviewed initially by the General Counsel, who will relay all such communications to the appropriate director, directors or committee.

Director Compensation

Directors who are not our employees(1) were compensated in 2010 for their service as a director as shown in the chart below:

Schedule of 2010 Director Fees
December 31, 2010

	Amount
Annual Retainers(2)
Board	$64,440	(3)
Chairman of the Board	13,500
Audit Committee Chair	10,800
Nominating and Corporate Governance Committee Chair	7,200
Compensation Committee Chair	7,200
Per Meeting Fees
Personal Attendance at Board and Committee Meetings	1,800
Telephonic Attendance at Board and Committee Meetings	900
(1)	The directors that were appointed pursuant to the rights provided to the Trailer Investors as described above under “Qualifications and Nomination of Director Candidates” were not separately compensated for their service as a director. For 2010, these directors included Messrs. Binch, Lyons, Maloney and Pruthi.
(2)	All annual retainers were paid in quarterly installments.
(3)	Consisted entirely of a cash retainer, of which the Nominating and Corporate Governance Committee recommended to the Board of Directors that at least $18,720 be used by each Non-employee Director to purchase Common Stock of the Company.

At the February 2011 Board meeting, the Board resolved to set its compensation for the Non-employee Directors, effective January 1, 2011, as follows:

Schedule of 2011 Director Fees

	Amount
Annual Retainers(1)
Board	$74,500	(2)
Chairman of the Board	13,500
Audit Committee Chair	10,800
Nominating and Corporate Governance Committee Chair	7,200
Compensation Committee Chair	7,200
Per Meeting Fees
Personal Attendance at Board and Committee Meetings	1,800
Telephonic Attendance at Board and Committee Meetings	900
(1)	All annual retainers are paid in quarterly installments, except for annual grants of restricted shares of Company stock, which shall be paid only following the election of directors at the annual meeting.
(2)	Consists of a $24,500 cash retainer and an award of restricted shares of Company stock having an aggregate market value at the time of grant of $50,000.

The following table summarizes the compensation paid to our directors during 2010, other than Mr. Giromini, whose compensation is discussed below under Executive Compensation.

Director Compensation for Year-End
December 31, 2010

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Martin C. Jischke	102,030	—	—	102,030
James D. Kelly	82,480	—	—	82,480
Stephanie K. Kushner	47,692	—	—	47,692
Larry J. Magee	90,430	—	—	90,430
Scott K. Sorensen	89,334	—	—	89,334
Ronald L. Stewart	93,130	—	—	93,130
(1)	Directors are entitled to defer a portion of their cash compensation pursuant to our Non-Qualified Deferred Compensation Plan, whose material terms are described in the narrative preceding the Non-Qualified Deferred Compensation Table in the Executive Compensation section below.
(2)	Upon consideration of effect of the anti-dilution rights held by Trailer Investments, which it held in connection with the warrant it received under the Securities Purchase Agreement and entitled Trailer Investments to receive shares of Common Stock in the event the Company granted or awarded Common Stock to any employee or affiliate of the Company, none of our directors received equity awards in 2010. Instead, the Nominating and Corporate Governance Committee recommended to the Board of Directors that all Non-employee Director compensation in 2010 be cash based, with a recommendation that at least $18,720 of the cash retainer be used by each Non-employee Director to purchase Common Stock — with the intent of continuing to align each Non-employee Director with the interests of the stockholders. With the complete exercise of the Trailer Investments warrant in 2010, the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, a return to partial equity-based retainers in 2011 for Non-employee Directors.

As of December 31, 2010, none of our directors held unvested stock awards.

Non-employee Director Stock Ownership Guidelines.  The Board believes that it is important for each director to have a financial stake in the Company such that the director’s interests align with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines. The guidelines provide that each Non-employee Director, upon reaching five years of service on the Board and continuously thereafter, shall maintain beneficial ownership of an amount of Common Stock at least equal in value to five times the Director annual cash retainer, or shall retain ownership of at least sixty-five percent of the Common Stock granted to the Director as compensation for services. As of December 31, 2010, all Non-employee Directors meet the guidelines.

Other.  The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an annual allowance of $5,000 to reimburse costs associated with attending continuing education courses related to Board of Directors service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2010, all such reports were made on a timely basis.

Beneficial Ownership of Common Stock

The following table sets forth certain information as of April 7, 2011 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as defined in the Compensation Discussion & Analysis below), and all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)		PERCENT OF CLASS
Wells Capital Management, Incorporated 525 Market Street, 10th Floor San Francisco, CA 94105	4,373,019	(2)	6.4%
BlackRock, Inc. and affiliates 40 East 52nd Street New York, NY 10022	3,750,744	(3)	5.5%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	3,724,017	(4)	5.5%
Columbia Management Investment Advisors LLC 100 Federal Street Boston, MA 02110	3,623,743	(5)	5.3%
Gilder, Gagnon, Howe & Co. LLC 3 Columbus Circle, 26th Floor New York, NY 10019	3,514,551	(6)	5.1%
Rodney P. Ehrlich	159,609	(7)	*
Bruce N. Ewald	119,819	(8)	*
Richard J. Giromini	670,220	(9)	*
Martin C. Jischke	56,080		*
James D. Kelly	44,976		*
John E. Kunz	0		0%
Larry J. Magee	54,086		*
Timothy J. Monahan	147,689	(10)	*
Erin J. Roth	41,291	(11)	*
Scott K. Sorensen	47,186		*
Ronald L. Stewart	48,847		*
Mark J. Weber	82,963	(12)	*
All executive officers and directors as a group (12 persons)	1,472,766	(13)	2.2%
*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 7, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Based solely on a Schedule 13G/A filed January 25, 2011 on behalf of Wells Capital Management, Inc. (“WCM”) by Wells Fargo & Company, which classifies WCM as a registered investment advisor in accordance with Rule 13d-1(d). WCM has sole voting and dispositive power with respect to 1,631,421 shares.
(3)	Based solely on a Schedule 13G/A filed February 9, 2011 filed jointly on behalf of its investment advisory subsidiaries: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors LLC, BlackRock Asset Management Australia Limited and BlackRock

Investment Management, LLC (collectively the “Investment Management Subsidiaries”). The Investment Management Subsidiaries are investment advisors which hold reported shares.
(4)	Based solely on a Schedule 13G filed February 14, 2011 on behalf of Wellington Management Company, LLP (“Wellington”). Wellington claims beneficial ownership in all reported shares, in its capacity as investment advisor for clients of Wellington.
(5)	Based solely on a Schedule 13G filed February 11, 2011 on behalf of Columbia Management Investment Advisors LLC (“CMIA”) by Ameriprise Financial, Inc. (“AFI”). Each of CMIA and AFI disclaims beneficial ownership of the shares reported therein.
(6)	Based solely on a Schedule 13G filed February 14, 2011 on behalf of Gilder, Gagnon, Howe & Co. LLC. (“GGHC”), which classifies itself as a broker or dealer under Section 15 of the Act. The reported shares include 2,835,277 shares held in GGHC customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 603,374 shares held in accounts owned by the partners of GGHC, over which such partners have shared discretionary authority to dispose of or direct the disposition of the shares, and 75,900 shares held in the account of the profit-sharing plan of GGHC, over which GGHC has sole voting and dispositive power with respect to such shares.
(7)	Includes options held by Mr. Ehrlich to purchase 82,334 shares that are currently, or will be within 60 days of April 7, 2011, exercisable. Includes 14,000 shares held by a trust of which Mr. Ehrlich’s spouse is the sole trustee and 6,011 shares held by a trust of which Mr. Ehrlich is the sole trustee.
(8)	Includes options held by Mr. Ewald to purchase 69,954 shares that are currently, or will be within 60 days of April 7, 2011, exercisable.
(9)	Includes options held by Mr. Giromini to purchase 341,956 shares that are currently, or will be within 60 days of April 7, 2011, exercisable.
(10)	Includes options held by Mr. Monahan to purchase 77,884 shares that are currently, or will be within 60 days of April 7, 2011, exercisable.
(11)	Includes options held by Ms. Roth to purchase 11,900 shares that are currently, or will be within 60 days of April 7, 2011, exercisable.
(12)	Includes options held by Mr. Weber to purchase 31,299 shares that are currently, or will be within 60 days of April 7, 2011, exercisable.
(13)	Includes options held by our executive officers to purchase an aggregate of 615,327 shares that are currently, or will be within 60 days of April 7, 2011, exercisable. The Company’s directors do not hold any options.

Executive Compensation

Compensation Discussion and Analysis

The recent, unprecedented macroeconomic condition of the country has prompted investors to increase their scrutiny with regard to executive compensation. The resultant condition of the transportation industry and the value of our stock should also, justifiably, cause our stockholders to carefully evaluate the Company’s executive compensation. The Board of Directors and the Company recognize that our stockholders should have as much trust in the integrity of the Company’s executive compensation process as our customers have in the quality of our products. We place tremendous effort and rigor into our executive compensation processes. We strive to be fair and reasonable while simultaneously aligning the interests of our stockholders and the executives who have been entrusted to lead the Company.

The following compensation discussion and analysis provides information regarding the objectives and elements of our compensation philosophy and policies for the compensation of our President and Chief Executive Officer, Mr. Giromini; our Chief Financial Officer, Mr. Weber; and our three other most highly-compensated executive officers in 2010: Mr. Rodney P. Ehrlich, our Senior Vice President — Chief Technology Officer; Mr. Bruce N. Ewald, our Senior Vice President — Sales and Marketing, and; Mr. Timothy J. Monahan, our Senior Vice President — Human Resources. We refer to these five individuals collectively as our Named Executive Officers, or NEOs.

As described in detail below, the principle objectives of the Company’s compensation philosophy are to align executive compensation levels with the financial performance of the Company, thus aligning management’s interests with those of our shareholders. This approach was reflected in the design of executive compensation in 2010, as well as the compensation ultimately earned by our NEOs in 2010. The 2010 executive compensation plan design initially provided for reduced base salary levels to all NEOs — reflective of the financial condition of the Company and the transportation industry at the beginning of 2010 — but provided incentives in executive compensation if the Company exceeded financial plan performance in 2010, which was reflective of the Company’s desire to continue to control costs, improve margins on an incremental basis, and achieve quarterly profitability by the end of 2010. Notwithstanding the Company’s performance in excess of financial plan performance, reflective of the desire to fairly compensate all of our employees, the 2010 annual incentive compensation payments to our NEOs were further reduced from what they would have been historically to provide additional funds for payment to other employees.

The Compensation Committee is responsible for implementing our executive compensation policies and programs and works closely with management, in particular our Senior Vice President of Human Resources, in assessing appropriate compensation for our NEOs. To assist in identifying appropriate levels of compensation, the Compensation Committee has historically engaged a compensation consultant. Until December 2010, the Committee continued its engagement of Towers Watson (formerly Towers Perrin). Beginning in December 2010, the Committee ended its engagement with Towers Watson and engaged the services of Meridian for assistance in compensation plan design, compensation benchmarking, and general review and advice regarding our compensation disclosures in 2011. More information on the Committee’s processes and procedures can be found above in “Compensation Committee.”

Philosophy and Objectives of Wabash National Compensation Programs

Overview

Our overall compensation philosophy is to provide compensation packages to our executives, including our NEOs, that are competitive with those of executives of similar status in the transportation industry while at the same time keeping our compensation program equitable and straightforward in structure.

•	Equitable treatment of our executives. We strive to provide levels of compensation that are equitable on both internal and external measures. We believe it important that our executives believe that their compensation is comparable to others similarly situated both within and outside of our Company. All of our full-time, salaried employees, including NEOs, are on a grade scale, so that employees with comparable levels of responsibility and contributions to the Company have comparable levels of compensation. We also use competitive market assessments for our compensation decisions, as discussed below.
•	Straightforward structure. In structuring our compensation policies and practices, we seek to minimize the complexity of the program, maximize our executives’ understanding of the elements of compensation and provide compensation that is easily comparable to other opportunities in the market. We believe that a compensation program that is easy to understand fosters an equitable work environment.

While we provide a framework for compensation, we believe that the Compensation Committee must have the flexibility needed to attract and retain qualified candidates, as well as recognize individual contributions or performance over and above that which is expected.

In implementing this philosophy, we award compensation to meet our three principle objectives: aligning executive compensation with our Company’s annual and long-term performance goals; using equity-based awards to align executive and stockholder interests; and setting compensation at levels that assist us in attracting and retaining qualified executives. We accomplish these objectives through a compensation structure that includes base salary, annual (or longer term) cash incentives, and long-term equity awards. We believe that this structure allows for flexibility to attract and retain executive management, aligns management with the interests of stockholders, and reduces risks that might be associated with compensation that is focused only on the achievement of short-term objectives or performance goals.

Reflect Annual Performance Goals

As one part of our executive compensation program, we reward the achievement, and surpassing, of corporate goals. Our short-term incentive program is designed to reward participants for the achievement of annual financial and personal performance goals by providing cash and/or equity awards that are paid and/or granted if annual financial goals are met and personal performance meets expectations. We believe that the use of performance goals provides our executives with an equitable message that when the Company does well, so do they. Similarly, because a significant portion of awards are tied to Company-wide goals, all of the participants in the plan are rewarded for superior Company performance. We also believe that the use of selected performance goals helps us to have a straightforward structure because our executives can monitor Company performance and correlate their awards to improved Company operations and performance. In short, we pay for performance — we should pay higher compensation when our management team achieves our predetermined goals, and lower compensation when it does not.

Utilize Equity-Based Awards

Our compensation program also uses equity-based awards to provide our executives with a direct incentive to seek increased long-term stockholder returns. Our stockholders receive value when our stock price increases, and by using equity-based awards our executives also receive increased value when our stock price increases. We believe that equity-based awards are an important part of an equitable structure because it is fair to our executives and to the Company that the level of rewards for our executives increase and decrease based on the return to stockholders. Similarly, equity-based awards represent our philosophy of having a straightforward structure by reminding executives that one of the best measures of long-term corporate success is increased stockholder value.

Attract and Retain Qualified Executives

We believe that the availability of qualified executive talent is limited and have designed our compensation program to help us attract qualified candidates by providing compensation that is competitive within the transportation industry and the broader market for executive talent. Perhaps more importantly, we believe that the design of our compensation program is important in helping us to keep the qualified executives we currently have.

Competitive Market Assessment

To assist in identifying and determining appropriate levels of compensation for 2010, the Compensation Committee and the Board of Directors primarily considered the continuing impact of the economy on the Company, the Company’s liquidity position at the end of 2009 and its projected liquidity position throughout 2010, and the recommendations of senior management with respect to base salary. While the Committee had considered in 2008 and 2009 a competitive market assessment that was compiled and provided by Towers Watson in 2008, in light of the conditions of the economy in general, and its effects on the condition of the Company, the Board of Directors did not request a similar assessment for determining appropriate levels of compensation in 2010.

In reviewing the competitive market data, the Compensation Committee has not historically, and did not in 2010, specifically “benchmark” or target to pay a certain percentage or level of compensation to the NEOs. Rather, the Committee considers any competitive market data it receives as an additional factor in setting pay levels and amounts. Consistent with our compensation objectives, the Compensation Committee retains the flexibility to also consider subjective factors. The Committee realizes that competitive alternatives vary from individual to individual and may extend beyond equivalent positions in our industry or at other publicly-traded or similarly-situated companies. The Committee considered subjective factors such as each executive’s contributions to our corporate performance, complexity and importance of roles and responsibilities, cost of living adjustments, position tenure, and leadership and growth potential. When determining long-term incentive compensation, the Compensation Committee also considers the cost of the plan to the Company and present and future availability of shares under our equity plans.

Elements of Compensation

Base Salary

We believe that it is a necessity to provide our executives with a portion of compensation that is fixed and liquid, and we do this through base salaries. In addition, the Compensation Committee’s decisions on base salaries impact our short-term incentive plan because target awards are designed as multiples of base salary.

The Compensation Committee reviewed the competitive market assessment provided by Towers Watson discussed above when setting 2008 base salaries and generally considered the median of the salaries covered by the assessment as the starting point of its review. The Compensation Committee selected the median as its starting point because it represents the market average for like-type positions. However, the Compensation Committee did not directly target these amounts and primarily took into consideration other factors in determining the actual amounts to be paid, including overall experience, responsibilities, and job performance. The Compensation Committee also considers “internal equity” and compares base salaries among all of our executive officers as part of our efforts to provide equitable levels of compensation both internally and externally.

Based upon the economy in general, and its effect on the financial condition of the Company, management suggested, and the Board of Directors agreed that all NEOs receive temporary salary reductions of 16.75% in 2009. The Board of Directors and management agreed to maintain that 16.75% reduction in salaries in 2010. For 2011, in recognition of the recovering economic climate and the continuing improvement in Company performance, the Committee recommended, and the Board of Directors approved, reversing a portion of the NEO reduction in base salaries originally implemented in 2009. Specifically, the Board of Directors approved a reversal resulting in 2011 NEO base salaries being effectively 7.5% reduced-from the NEO base salaries approved by the Board of Directors in 2007. As discussed under Short-Term Incentive Plan below, the Board also approved using a portion of our 2010 short term incentive plan to make payments to our NEOs related to the reductions in their base salaries in 2010

Short-Term Incentive Plan

Our short-term incentive plan, or STI Plan, is designed to reward participants for meeting or exceeding financial and personal performance over the course of a calendar year, and in addition to our NEOs, it is available to other executives and key associates. If STI Plan targets are met, participants receive a cash bonus and/or equity award. The STI Plan motivates our NEOs to achieve goals that we believe are consistent with our current overall goals and strategic direction. We believe that achievement of these current overall goals and strategic direction will translate into long-term success for the Company and increased stockholder value.

In 2010, our STI Plan was designed to be self-funding and provided for an award pool to be used, at the discretion of management, to pay for salary/benefit restoration, bonuses, or a combination of both to all eligible employees under the STI Plan. Final award amounts and all payments to our NEOs, however, were subject to the approval of the Compensation Committee. The payout of any awards under the STI Plan was predicated on the achievement of the target financial goals, the existing business environment, and the financial ability of the Company to pay at the time of the awards. The 2010 STI Plan required achievement of certain Operating EBITDA levels (earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as, any other non-cash special charges), to fund the award pool.

We believed that Operating EBITDA was an appropriate measure for the STI Plan awards in 2010 because it was a straight-forward metric, which could be easily understood and tracked by all eligible employees, that measured the Company’s operational performance relative to its ongoing efforts to control costs, improve margins on an incremental basis, and achieve profitability. Furthermore, we believe that Operating EBITDA is a measure that investors and market analysts consider when assessing our financial performance. With the Company’s focus on returning to operational profitability in 2010, this metric provided all Company employees, including the NEOs, with an easily measurable and understandable performance target.

The 2010 STI Plan set the size of the award pool at 70% of the Company’s Operating EBITDA (prior to charges taken against Operating EBITDA relating to the STI award itself), if the Company achieved between $0 and $4.5 million in Operating EBITDA for the year ended December 31, 2010. In addition, if the Company exceeded $4.5 million in Operating EBITDA (prior to charges taken against Operating EBITDA relating to the STI award itself) during 2010, the STI Plan award pool would be increased by an additional 30% of the Company’s Operating EBITDA for every dollar over $4.5 million of Operating EBITDA. We believe this formula provided incentive to the Company’s employees, including the NEOs, to exceed financial plan performance, while also returning a significant portion of any exceptional financial performance returns to our shareholders.

For 2010, exclusive of charges taken against Operating EBITDA relating to the STI award itself, the Company achieved approximately $10.1 million in Operating EBITDA, which resulted in a STI Plan award pool of approximately $4.8 million (excluding associated employer tax expense). Thus, for the year ending December 31, 2010, the Company’s reported Operating EBITDA was approximately $4.9 million. Because the STI Plan allowed for a mix of salary/benefit restoration and bonus, the STI Plan did not set target award amounts or percentages for any of the NEOs. However, upon consideration of the proposed award amounts in February 2011, the Compensation Committee determined that the STI Plan award amounts were competitive, reasonable and appropriate, having considered advice from management and Meridian, as well as the Company’s past target bonus levels, which were set in light of the competitive analysis received from Towers Watson in 2008. As referenced under Base Salary above, upon the advice of management, with which the Compensation Committee and the Board of Directors agreed, approximately 33% of the STI Plan award pool was used to provide, retroactively, a one-time payment equivalent to a partial 2010 salary restoration to all salaried Company employees, including the NEOs. This resulted in an incentive payment to our NEOs equivalent to a restoration of approximately 50% of the 16.75% reduction in 2010 base salaries compared to 2008 base salaries. Using the remaining balance of the STI Plan award pool, the Compensation Committee and Board of Directors approved bonus awards to all eligible employees under the STI Plan, including awards to the NEOs. All restoration and bonus awards made under the 2010 STI Plan have been paid by the Company.

The STI Plan bonus awards paid to each NEO under the STI Plan are set forth in the Summary Compensation table below. In past years, target bonus amounts under the STI Plan would have been paid as a percentage of salary for each NEO’s salary grade based on the mid-points from the 2008 competitive market assessment (i.e. 100% of salary grade 20 for Mr. Giromini and 45% of salary grade 17 for Messrs. Ehrlich, Ewald, Monahan and Weber). For the actual payments under the 2010 STI Plan, however, the Compensation Committee and senior management determined that using these targets to calculate target bonus awards (in addition to payment of the partial 2010 salary restoration awards) would result in payment of a too considerable amount of the STI Plan pool to the NEOs relative to other employees. As such, STI Plan awards to the NEOs (after payment of the salary restoration awards discussed above) were decreased by an aggregate of approximately 28% from what would have been paid using the typical STI Plan target bonus amounts, and the differential was used to pay additional STI Plan awards to other eligible Company employees under the STI Plan. Company management and the Compensation Committee believed this was appropriate to recognize the efforts and contributions of these employees in the Company’s financial turnaround in 2010.

Long-Term Incentive Plan

Our long-term incentive plan, or LTI Plan, is designed to reward our executives, including NEOs, for increasing stockholder value. As described above, we believe that a portion of executive compensation should be in the form of equity awards to align the interests of our executives and our stockholders. The LTI Plan typically consists of grants of two types of equity awards: stock options that vest equally over three years and restricted stock that vests in total at the end of three years, each contingent on the continued employment of the executive. We selected options because they require an increase in stock price to have value to the executive, aligning executive and stockholder interests; and we selected restricted shares that we believe motivate executive retention as a result of the three-year cliff vesting period.

In historically setting award sizes for the LTI Plan, the Compensation Committee determined that long-term incentive award targets were appropriately established as a percentage of each NEO’s base salary: 160% for Mr. Giromini and 80% for Messrs. Ehrlich, Ewald, Monahan and Weber. These percentages were based upon the NEOs’ grade levels (Mr. Giromini, Grade 20 and, Messrs. Ehrlich, Ewald, Monahan and Weber, Grade 17). The Compensation Committee validated that these percentages were competitive, reasonable and appropriate upon review of the competitive analysis received from Towers Watson in 2008. After establishing the targeted values, we would historically determine the number of options by taking 50% of the targeted value and dividing by the Binomial value of the option on the date of determination of the award size, and we would determine the number of shares of restricted stock by taking 50% of the targeted value and dividing by the stock price on the date of determination of the award size. To the extent necessary to manage share usage under our 2007 Omnibus Plan, we would also adjust the number of awarded options and restricted stock downward to achieve the overall desired maximum limit of total awards to be granted under the 2007 Omnibus Plan in a given year.

2010 Changes to Long-Term Incentive Plan

The Compensation Committee determined in 2010 that the LTI Plan should use awards other than restricted stock and options. This decision was based on the consideration of the anti-dilution rights held by Trailer Investments, which it held in connection with the warrant it received under the Securities Purchase Agreement and which entitled it to receive shares of Common Stock in the event the Company granted or awarded Common Stock to any employee or affiliate of the Company, in addition to consideration of the limited number of shares available in 2010 for issuance under our 2007 Omnibus Incentive Plan. For 2010, the Committee recommended, and the

Board of Directors approved, the award of stock appreciation rights and performance units, both of which would be settled in cash upon the date of vesting, and both of which were made under our 2007 Omnibus Incentive Plan.

The total pool of performance units and stock appreciation rights for award under the LTI Plan was capped at a maximum of 875,000 award units for all eligible LTI Plan participants, with a lesser number of award units to be granted if the Company did not meet certain financial objectives. The maximum number of award units was determined based upon the average number of LTI awards the Company had made to eligible participants in previous plan years. Each eligible LTI Plan participant, including each NEO, was granted stock appreciation rights having an exercise price of $7.44 (the share price of the Company’s common stock at the close of business on March 25, 2010, the date of grant). These stock appreciation rights will vest in full on the three-year anniversary of the date of grant. On the vesting date, the recipient is entitled to receive a per-right cash payout in an amount equal to the positive difference (if any) between the fair market value of a share of Common Stock on the vesting date and the exercise price. Dividends are not paid or accrued on the stock appreciation rights. The payment of any cash award on the vesting date will be dependent upon the existing business environment, and the financial ability of the Company to pay at the time of vesting. The number of stock appreciation rights granted to each NEO under the LTI Plan is set forth in the Grants of Plan-Based Awards table below.

Each eligible LTI Plan participant, including each NEO, was also granted performance units, which will vest in full on the three-year anniversary of the date of grant. Upon vesting, each recipient is entitled to receive a per-unit cash payout equivalent to the lesser of: (a) the share price of Common Stock at the close of business on the vesting date, or (b) $7.44, which was the share price of the Common Stock at the close of business on March 25, 2010, the date of grant. The payment of any cash award on the vesting date will be dependent upon the existing business environment, and the financial ability of the Company to pay at the time of vesting.

The number of performance units granted to each NEO were performance contingent, based upon achievement of a threshold, target or maximum Gross Operating EBITDA (meaning, Operating EBITDA prior to charges taken against Operating EBITDA relating to the STI awards) financial objective. The 2010 LTI Plan set the threshold Gross Operating EBITDA objective at “less than $3.5 million,” the target at “between $3.5 million and $10 million,” and the maximum at “greater than $10 million.” Similar to our STI Plan, we felt that Gross Operating EBITDA was an appropriate measure for the award of performance units because it was an easily understood metric relating to the Company’s efforts to achieve operational profitability in 2010.

For 2010, exclusive of charges taken against Operating EBITDA relating to the STI award itself, the Company achieved approximately $10.1 million in Gross Operating EBITDA, which resulted in the grant of the maximum number of awards allowable under the 2010 LTI Plan to all LTI Plan participants, including the NEOs. The total number of stock appreciation rights and performance units granted to each NEO under the 2010 LTI Plan is set forth in the Grants of Plan-Based Awards table below.

2010 One-Time Award

At the beginning of 2010, the Company made a one-time award to Mr. Weber of restricted stock and stock options in recognition of his appointment as Senior Vice President — Chief Financial Officer of the Company, which had occurred in August 2009. The size of the award [see page 27] was recommended by our CEO, consistent with a recommendation provided by Towers Watson to the Compensation Committee noting that the size of the proposed award was reasonable and consistent with awards provided among the Company’s peer group upon hiring and retaining a Chief Financial Officer. The Compensation Committee’s decision to make this award was contingent on the Trailer Investments specifically waiving anti-dilution rights that it held in connection with the warrant it received under the July 2009 Securities Purchase Agreement with Trailer Investments, LLC and which would have otherwise entitled it to receive shares of Common Stock in the event the Company granted or awarded Common Stock to any employee or affiliate of the Company.

2011 Changes to Long-Term Incentive Plan

As a result of the Second Offering, the Company no longer must take into consideration the anti-dilution rights held by Trailer Investments. In addition, as a result of the increased stock price and cancelation of some existing awards, the Company has sufficient shares for issuance under our 2007 Omnibus Incentive Plan and intends to return to its more traditional structure of a mix of options, restricted stock, and performance-based restricted stock units for use in its 2011 LTI Plan.

Equity Grant Practices

Grants of equity awards are generally made to our executives, including NEOs, at one time each year pursuant to the LTI Plan. As discussed above, the Compensation Committee typically reviews and approves awards and award levels under the LTI Plan in February of each year in conjunction with regularly scheduled meetings of the Compensation Committee and the Board of Directors. However, due to the unique nature of the 2010 LTI Plan design, awards under the LTI Plan were made on March 25, 2010. While most of our equity awards are made during the above-described time period, we occasionally make grants of options to executives at other times, including in connection with the initial hiring of a new executive or a promotion. We do not have any specific program, plan or practice related to time equity award grants to executives in coordination with the release of non-public information.

Beginning September 24, 2007, Mr. Giromini, who also serves as a director of the Company, has the authority to grant awards under the 2007 Omnibus Incentive Plan to Company employees who are not officers or directors of the Company. Only Mr. Giromini has the authority to grant equity awards, such as inducement grants, within prescribed parameters — no other executive officer has the authority to grant such awards.

All options are granted with an exercise price equal to the closing market price on the date of grant. The date of grant for our equity awards is set by the Board of Directors.

Stock Ownership Guidelines

In February 2005, we adopted stock ownership guidelines for our executive officers, including our NEOs. These guidelines are designed to encourage our executive officers to increase their equity stake in the Company and more closely align their interests with those of other stockholders. The stock ownership guidelines provide that within five years of adoption of the guidelines or employment, whichever is later, the executive officer shall own: for grade 20 executives – five times the executive’s salary, and for grades 19 through 17 executives – three times the executive’s salary; or, for grade 20 executives 120,000 shares, for grade 19 executives 45,000 shares, and for grades 18 and 17 executives 25,000 shares. As of December 31, 2010, all of our NEOs who were required to be in compliance with these guidelines were in compliance.

Our insider trading policy prohibits our executive officers, including our NEOs, from engaging in selling short our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.

Post-Termination Compensation

Severance and Change-in-Control Agreements

In 2010, we did not have individual employment or severance agreements with any of our NEOs, other than an employment agreement with Mr. Giromini. Mr. Giromini’s agreement provides for payments and other benefits if his employment terminates based upon certain qualifying events, such as termination “without cause” or leaving employment for “good reason.” The Board believed these terms, which were negotiated when Mr. Giromini was initially hired, were necessary to hire Mr. Giromini and were consistent with industry practice.

We also have instituted a change-in-control policy applicable to our Section 16 Officers, which includes our NEOs. We determined that this policy was appropriate based on the prevalence of similar policies within our industry, as well as the dynamic nature of the business environment in which we operate. We also believe the change-in-control policy, similar to the severance provisions of Mr. Giromini’s employment agreement, is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities. By defining compensation and benefits payable under various merger and acquisition scenarios, change-in-control agreements enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. These agreements help to minimize distractions such as the officer’s concern about what may happen to his or her position, and help to keep the officer objective in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Under the terms of his employment agreement as amended in January 2007, Mr. Giromini will receive the greater of the benefits pursuant to our change-in-control policy or his employment agreement, but not both.

Additional information regarding these provisions, including a definition of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2010, is set forth below in the Payment and Benefit Estimates Table.

Executive Severance Plan

We have adopted an Executive Severance Plan that provides for severance benefits for our officers, including our NEOs, in the event we terminate their employment without cause. Under the plan, in the absence of an employment agreement providing for superior benefits, our executives are eligible for a severance payment equal to the executive’s base salary for a period of one month or, if the executive executes a general release, for a period up to 18 months. In addition to the severance payment, our NEOs are entitled to a lump sum amount to cover post-termination healthcare premiums for the duration of the severance period. We determined this plan was appropriate based on the prevalence of similar plans within our industry and its importance in attracting and retaining qualified executives. For a quantification of the benefits that would be received assuming termination of eligible NEOs on December 31, 2010, see Payment and Benefit Estimates Table below.

Deferred Compensation Plan

We sponsor a non-qualified, unfunded deferred compensation plan that allows our directors and eligible highly-compensated employees, including the NEOs, to voluntarily elect to defer certain forms of compensation prior to the compensation being earned and vested. We make this opportunity available to our highly-compensated employees as a financial planning tool and as an additional method to save for retirement. Deferrals by executive officers generally result in the deferral of our obligation to make cash payments or issue shares of our Common Stock to those executive officers. Executive officers do not receive preferential earnings on their deferred compensation. As a result, we do not view earnings received on contributions to the deferred compensation plan as providing executives with additional compensation. Prior to August 31, 2008, the Company matched dollar-for-dollar the first 3% of compensation an executive placed into the deferred compensation plan and matched one-half the second 2%. Effective September 1, 2008, the Company match was suspended indefinitely. Participants in the Deferred Compensation Plan are general creditors of the Company. See the Non-Qualified Deferred Compensation Table below for additional information.

Executive Life Insurance Program

Pursuant to the terms of his employment agreement, we maintain a life insurance policy on Mr. Giromini. We have purchased and maintain this policy but provide Mr. Giromini with an interest in the death benefit. Mr. Giromini is responsible for taxes on the income imputed in connection with this agreement under Internal Revenue Service rules. Upon termination of employment, the life insurance policy will be assigned to Mr. Giromini or his beneficiary. This was a negotiated benefit entered into when Mr. Giromini began employment with the Company.

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is also applicable to our NEOs. The purpose of the plan is to clearly define benefits that are provided to qualified associates. A “Regular Retiree” is defined as an executive attaining at least 65 years of age or older entering the tenth year of Company service. An “Early Retiree” is defined as an executive attaining at least 55 years of age and entering the fifth year of Company service. Together, Regular Retirees and Early Retirees are referred to as “Retirees”.

The plan provides that all Retiree awards continue to vest, as scheduled, in the calendar year of retirement. Early Retirees have 3 years from their retirement date to exercise options but not more than 10 years from the original date of grant. Regular Retirees have 10 years from the original grant date to exercise options. Retirees who are eligible to receive performance units of restricted stock and restricted grants that cliff vest receive a prorated award based on the Retiree’s time of participation. Death and disability benefits, as defined in each outstanding equity award agreement, and all outstanding and prospective equity awards vest in a manner consistent with vesting provisions applicable to Early Retirees.

Regardless of the effective date of retirement, Retirees are entitled to payment of all eligible and unused vacation pay, payable under and calculated pursuant to state law and Company policy, that accrues in the year of retirement. Retirees are also eligible to receive a prorated incentive in lieu of bonus, if a short-term incentive is otherwise paid to eligible associates, the year following retirement. Retirees are not required to be actively employed by the Company on the date a short-term incentive payment is made.

Prior to 2009, retirees celebrating a 5, 10, 15, or 20 or greater service anniversary in their year of retirement year receive a service award that is generally available to all associates. Service awards were suspended in 2009.

Retirees may elect to continue health care benefits generally available to all associates, in accordance with applicable state and Federal laws. In addition, Retirees receive health care discounts, generally available to all associates, which are negotiated by the Company with preferred health care providers, as allowable by the provider. Lastly, Retirees may convert their basic company paid life insurance to option life insurance per state and Federal laws and pursuant to the applicable life insurance plan document.

Deductibility Cap on Executive Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 to the NEOs. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs, among other requirements, are approved by stockholders, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). For 2010, all of the members of the Compensation Committee qualified as “outside directors.” Our policy is to qualify our incentive compensation programs for full corporate deductibility to the maximum extent feasible and consistent with our overall compensation goals. All 2010 executive compensation was fully deductible.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

Martin C. Jischke
James D. Kelly
Larry J. Magee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors in 2010 consisted of Dr. Jischke, and Messrs. Kelly and Magee (and, until their resignation on September 21, 2010, Messrs. Lyons and Maloney). None of these individuals is currently, or has ever been, an officer or employee of Wabash National or any of our subsidiaries. In addition, during 2010, none of our executive officers served as a member of a board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board of Directors or on our Compensation Committee.

Summary Compensation Table
for the Year Ended December 31, 2010

The following table summarizes the compensation of the NEOs for the year ended December 31, 2010 and for the years ended December 31, 2009 and 2008. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers in 2010 as determined by taking the total compensation calculated pursuant to the table below.

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
RICHARD J. GIROMINI President, Chief Executive Officer	2010	516,150	498,710	892,800	455,400	67,303	2,430,363
	2009	533,796	—	294,276	124,379	71,828	1,024,279
	2008	620,000	151,776	585,331	271,834	99,582	1,728,523
MARK J. WEBER Senior Vice President – Chief Financial Officer	2010	208,125	120,938	214,040	114,700	4,518	662,321
	2009	184,301	—	36,762	15,450	4,452	240,965
RODNEY P. EHRLICH Senior Vice President – Chief Technology Officer	2010	245,587	104,706	171,120	86,020	6,501	613,934
	2009	253,984	—	59,644	25,211	6,642	345,481
	2008	295,000	43,277	118,266	54,924	22,547	534,014
BRUCE N. EWALD Senior Vice President – Sales and Marketing	2010	221,445	97,278	171,120	86,020	5,155	581,018
	2009	229,016	—	59,644	25,211	4,927	318,798
TIMOTHY J. MONAHAN Senior Vice President – Human Resources	2010	210,623	111,189	193,440	101,200	4,988	621,440
	2009	217,823	—	59,644	25,211	4,797	307,475
	2008	253,000	39,392	118,266	54,924	19,705	485,287
(1)	Amounts reflected in this column for 2009 and 2010 reflect each NEOs base salary, following the 16.75% reduction discussed previously.
(2)	Amounts reflected in this column for 2010 include: (1) partial restoration, equal to one-half of the reduction taken against the NEOs base salaries in 2010 (as described in note 1 above), of the NEOs base salary in 2010, as contemplated under the STI Plan, and (2) an additional bonus payment made under the STI Plan, as approved by the Compensation Committee. While these amounts are deemed earned by the NEOs in 2010, they were not approved and paid until 2011. For additional information on our STI Plan structure in 2010, and a detailed explanation of the bonus payments made under the STI Plan, see the Compensation Discussion and Analysis relating to our STI Plan on page 20.
Amounts reflected in this column for 2008 include the portions of the STI Plan that were earned by the NEOs, but due to the financial condition of the Company, were not paid until 2010.
(3)	Amounts represent the aggregate grant date fair value of grants made to each NEO during 2010, as computed in accordance with FASB ASC Topic 718. Amounts reflected in this column for previous years, and therefore the amounts reflected in the Total Compensation column for previous years, may not match with amounts reported in previous’ years proxy statements due to a change in SEC rules requiring the reporting of equity award values as set forth above, instead of reporting the expense recognized by the Company for such equity awards.
We caution that the amounts reported in the table for equity awards and, therefore, total NEO compensation may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including our performance and stock price. For example, the value that would have been expensed in 2010 relating to certain NEO stock awards if our share price at the respective stock grant dates was $ 11.85, which was the closing share price on December 31, 2010, would differ from the values set forth above due to the general decrease of the Company’s share price throughout 2008 and 2009, and subsequent increase in the Company’s share price over the course of 2010.

Further information regarding the valuation of equity awards can be found in Note 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(4)	Amounts in this column consist of: (i) payments with respect to our 401(k) Plan; (ii) payments with respect to term life insurance for the benefit of the respective officer; (iii) payments with respect to the Executive Life Insurance Plan; and (iv) miscellaneous compensation or perquisites. For 2010, the amount for Mr. Giromini includes $63,041 for payments with respect to the Executive Life Insurance Plan.

Grants of Plan-Based Awards
for the Year Ended December 31, 2010

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		All Other Option Awards: Number of Securities Underlying Options(4) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Richard J. Giromini	3/25/10	—	120,000		—		—	892,800
	3/25/10	—	—		90,000		7.44	455,400
Mark J. Weber	1/5/10	—	10,000	(6)	—		—	20,600
	1/5/10	—	—		10,000	(6)	2.06	13,500
	3/25/10	—	26,000		—		—	193,440
	3/25/10	—	—		20,000		7.44	101,200
Rodney P. Ehrlich	3/25/10	—	23,000		—		—	171,120
	3/25/10	—	—		17,000		7.44	86,020
Bruce N. Ewald	3/25/10	—	23,000		—		—	171,120
	3/25/10	—	—		17,000		7.44	86,020
Timothy J. Monahan	3/25/10	—	26,000		—		—	193,440
	3/25/10	—	—		20,000		7.44	101,200
(1)	As discussed under “Equity Grant Practices” in the Compensation Discussion and Analysis above, the grant date of equity awards is set by our Board of Directors and is a date that is on or after the Board of Directors or Compensation Committee action approving or ratifying the award.
(2)	As noted in the section titled “Short Term Incentive Plan” in the Compensation Discussion and Analysis, the STI Plan for 2010 resulted in the generation of a pool of bonus awards, from which the Compensation Committee made discretionary bonus awards. As such, the 2010 STI Plan did not define payout threshold, target or maximum amounts for the NEOs. In February 2011, the Compensation Committee recommended, and our Board of Directors approved, STI Plan awards for all eligible employees, including awards to the NEOs (for a detailed description of the awards, see page 20 in the Compensation Discussion and Analysis and Note 2 to the Summary Compensation Table).
(3)	Amounts represent performance unit awards granted pursuant to the Wabash National Corporation 2007 Omnibus Incentive Plan that vest in full on the three-year anniversary of the date of grant. For those awards granted on March 25, 2010, upon vesting, the recipient is entitled to receive a per-unit cash payout equivalent to the lesser of: (a) the share price of Common Stock at the close of business on the vesting date, or (b) $7.44, which was the share price of Common Stock at the close of business on March 25, 2010, the date of grant. Dividends are not paid or accrued on the performance unit awards. As set forth in the chart below, the number of performance units granted to each NEO was dependent upon meeting Company financial performance targets, as established in the Company’s 2010 LTI Plan. As a result of the Company’s financial performance in 2010, each NEO received the “Maximum” performance unit award to which he was entitled under the LTI Plan.

Name	Recommended Grant at Threshold Achievement Level Gross EBITDA < $3.5 M	Recommended Grant at Mid-Level Achievement Level Gross EBITDA of $3.5 – $10 M	Recommended Grant at Maximum Achievement Level Gross EBITDA > $10 M
Richard J. Giromini	45,000	90,000	120,000
Mark J. Weber	10,000	20,000	26,000
Rodney P. Ehrlich	8,500	17,000	23,000
Bruce N. Ewald	8,500	17,000	23,000
Timothy J. Monahan	10,000	20,000	26,000

(4)	Amounts represent stock appreciation rights granted pursuant to the Wabash National Corporation 2007 Omnibus Incentive Plan and vest in full on the three-year anniversary of the date of grant. On the vesting date (March 25, 2013), the recipient is entitled to receive a per-right cash payout in an amount equal to the positive difference (if any) between the fair market value of a share of Common Stock on the vesting date and the exercise price of $7.44, which was the share price of Common Stock at the close of business on March 25, 2010, the date of grant. Dividends are not paid or accrued on the stock appreciation rights.
(5)	The amounts shown in this column represent the grant date fair market value of the performance units and stock appreciation rights granted on March 25, 2010, as determined pursuant to FASB ASC Topic 718.
(6)	Represents a one-time award of restricted stock and stock options to Mr. Weber under the 2007 Omnibus Incentive Plan, in recognition of his appointment as Senior Vice President — Chief Financial Officer of the Company. In connection with the marking of this award, Trailer Investments specifically waived its anti-dilution rights in connection with the award, which it held in connection with the warrant it received under the Securities Purchase Agreement and which would have otherwise entitled it to receive shares of Common Stock in the event the Company granted or awarded Common Stock to any employee or affiliate of the Company.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

For Mr. Giromini, the amounts disclosed in the tables above are in part a result of the terms of his employment agreement. We have no other employment agreements with our NEOs.

Effective January 1, 2007, the Board appointed Mr. Giromini to serve as Chief Executive Officer and his employment agreement was amended. Below is a description of Mr. Giromini’s employment agreements in effect since 2002.

In June 2002, we entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer effective July 15, 2002 through July 15, 2003. The term of Mr. Giromini’s employment automatically renewed for successive one-year periods unless and until either party provided written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Mr. Giromini’s initial base salary was $325,000 per year, subject to annual adjustments. On January 1, 2007, in connection with Mr. Giromini becoming our Chief Executive Officer, we entered into an amendment to his employment agreement to provide that Mr. Giromini’s title and duties will be those of the President and Chief Executive Officer. The amendment provides that Mr. Giromini will receive an annual base salary of not less than $620,000 and is eligible for an annual incentive bonus targeted at 80% of his base for 2009, which was increased to 100% of his base salary by action of the Board taken in February 2010. The actual annual incentive bonus for Mr. Giromini may range from 0% to 200% of base salary and is determined at the discretion of the Board on an annual basis, based upon Company and individual performance criteria set by the Board each year. In addition, Mr. Giromini is entitled to payment of an additional sum to enable Mr. Giromini to participate in an executive life insurance program. Effective December 31, 2010, we entered into an amendment to his employment agreement for purposes of clarifying language in connection with Section 409A of the Internal Revenue Code of 1986, as amended.

A description of the termination provisions, whether or not following a change-in-control, and a quantification of benefits that would be received by Mr. Giromini can be found under the heading “Potential Payments upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal Year-End
December 31, 2010

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(9) ($)
Richard J. Giromini	—	—		—	—	—	1,897	(2)	22,479
	—	—		—	—	—	31,877	(3)	377,742
	—	—		—	—	—	120,000	(4)	892,800
	65,000	—		—	8.65	7/15/2012	—		—
	35,000	—		—	9.03	1/17/2013	—		—
	—	90,000	(5)	—	7.44	3/25/2013	—		—
	9,900	—		—	23.90	5/20/2014	—		—
	9,560	—		—	26.93	3/7/2015	—		—
	24,710	—		—	16.81	5/18/2016	—		—
	90,000	—		—	14.19	5/24/2017	—		—
	45,533	22,767		—	8.57	2/6/2018	—		—
	19,743	39,485		—	3.59	2/11/2019	—		—

Mark J. Weber	—	—		—	—	—	8,900	(6)	105,465
	—	—		—	—	—	10,000	(7)	118,500
	—	—		—	—	—	10,240	(8)	121,344
	—	—		—	—	—	26,000	(4)	193,440
	—	20,000	(5)	—	7.44	3/25/2013	—		—
	2,000	—		—	20.73	8/8/2015	—		—
	4,660	—		—	16.81	5/18/2016	—		—
	7,500	—		—	14.19	5/24/2017	—		—
	5,933	2,967		—	8.57	2/6/2018	—		—
	2,453	4,904		—	3.59	2/11/2019	—		—
	—	10,000		—	2.06	1/5/2020	—		—

Rodney P. Ehrlich	—	—		—	—	—	383	(2)	4,539
	—	—		—	—	—	6,461	(3)	76,563
	—	—		—	—	—	23,000	(4)	171,120
	20,000	—		—	9.03	1/17/2013	—		—
	—	17,000	(5)	—	7.44	3/25/2013	—		—
	4,800	—		—	23.90	5/20/2014	—		—
	5,180	—		—	26.93	3/7/2015	—		—
	12,550	—		—	16.81	5/18/2016	—		—
	18,000	—		—	14.19	5/24/2017	—		—
	9,200	4,600		—	8.57	2/6/2018	—		—
	4,002	8,003		—	3.59	2/11/2019	—		—

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(9) ($)
Bruce N. Ewald	—	—		—	—	—	383	(2)	4,539
	—	—		—	—	—	6,461	(3)	76,563
	—	—		—	—	—	23,000	(4)	171,120
	—	17,000	(5)	—	7.44	3/25/2013	—		—
	10,000	—		—	25.41	3/21/2015	—		—
	11,150	—		—	16.81	5/18/2016	—		—
	27,000	—		—	14.19	5/24/2017	—		—
	9,200	4,600		—	8.57	2/6/2018	—		—
	4,002	8,003		—	3.59	2/11/2019	—		—

Timothy J. Monahan	—	—		—	—	—	383	(2)	4,539
	—	—		—	—	—	6,461	(3)	76,563
	—	—		—	—	—	26,000	(4)	193,440
	—	20,000	(5)	—	7.44	3/25/2013	—		—
	10,000	—		—	20.15	10/27/2013	—		—
	4,200	—		—	23.90	5/20/2014	—		—
	4,290	—		—	26.93	3/7/2015	—		—
	10,590	—		—	16.81	5/18/2016	—		—
	27,000	—		—	14.19	5/24/2017	—		—
	9,200	4,600		—	8.57	2/6/2018	—		—
	4,002	8,003		—	3.59	2/11/2019	—		—
(1)	The vesting date of each service-based option award that is not otherwise fully vested is listed in the table below by expiration date:

Expiration Date	Vesting Schedule and Date
3/25/2013	Vests in full on March 25, 2013 (see note 5, below)
2/6/2018	One installment on February 6, 2011
2/11/2019	Two equal installments on February 11, 2011 and 2012
1/5/2020	Three equal installments on January 5, 2011, 2012, and 2013

With regard to Messrs. Giromini, Ehrlich, Ewald, and Monahan, stock options are subject to accelerated vesting as they are retirement eligible in accordance with the Company’s Retirement Benefit Plan and the 2007 Omnibus Incentive Plan. Their options will vest on January 1 in the year the options would otherwise vest, and may be exercised prior to the expiration dates listed above.

(2)	Vested on January 1, 2011, as retirement eligible in accordance with the Retirement Benefit Plan and the 2007 Omnibus Incentive Plan.
(3)	One-half vested on January 1, 2011 and one half will vest on January 1, 2012, as retirement eligible in accordance with the Retirement Benefit Plan and the 2007 Omnibus Incentive Plan.
(4)	Performance Unit Award. Will vest on March 25, 2013 and will be paid in cash on the vesting date at a per-Unit amount equivalent to the lesser of: (a) the share price of Common Stock at the close of business on the vesting date, or (b) $7.44, which was the share price of Common Stock at the close of business on March 25, 2010, the date of grant. Since this award may be paid at the time of vest with cash only, the Company has reserved no shares of the Common Stock in conjunction with this award. The Company does recognize a cash expense on its financial statements in conjunction with this award, which is adjusted quarterly (if necessary) based upon the fair market value of Common Stock as of the close of business on the last day of each quarter. Further information regarding the valuation of equity awards can be found in Note 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(5)	Stock Appreciation Right. Will vest on March 25, 2013 and will be paid in cash on the vesting date at a per-right amount equal to the positive difference (if any) between the fair market value of a share of Common Stock on the vesting date and the exercise price of $7.44, which was the share price of the Company’s common stock at the close of business on March 25, 2010, the date of grant. Since this award may be paid at the time of vest with cash only, the Company has reserved no shares of the Common Stock in conjunction with this award. The Company does recognize a cash expense on its financial statements in conjunction with this award, which is adjusted quarterly based upon the fair market value of Common Stock as of the close of business on the last day of each quarter. Further information regarding the valuation of equity awards can be found in Note 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.
(6)	Vested on February 6, 2011.
(7)	Vest on January 5, 2013.
(8)	Vest on February 11, 2012.
(9)	Calculated by multiplying the closing price of our Common Stock on December 31, 2010, or $11.85, by the number of shares, with the exception of those awards addressed in footnote 4 to this table, which have a maximum value per-Unit of $7.44.

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2010 by each of the NEOs:

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Giromini	—	—	102,433	712,598
Mark J. Weber	—	—	4,166	28,981
Rodney P. Ehrlich	—	—	18,028	121,910
Bruce N. Ewald	—	—	35,570	290,468
Timothy J. Monahan	—	—	13,221	116,643
(1)	Values are based on the closing stock price on the date of vesting. Includes 43,635 shares at a combined value of $161,659 and 5,069 shares at a combined value of $8,465 that were originally scheduled to vest in each of 2008 and 2009 to Messrs. Giromini and Ehrlich, respectively, but due to electronic processing errors by the Company’s third-party stock-award administration service, were not reported as having vested until January 2010.

Eligible highly-compensated employees, including the NEOs, may defer receipt of all or part of their cash compensation (base salary and annual incentive compensation) under the non-qualified deferred compensation plan. Amounts deferred under this program are invested among the investment funds listed in the Service Agreement for the program from time to time pursuant to the participant’s direction and participants become entitled to the returns on those investments. Prior to 2008, participants could elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but could not make withdrawals during their employment, except in the event of hardship as approved by the Company. A new plan, effective January 1, 2008, allows limited in-service distributions. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

The following table sets forth information concerning NEOs’ contributions and earnings with respect to the Company’s non-qualified deferred compensation plan:

Non-Qualified Deferred Compensation

Name	Executive Contribution in last FY(1) ($)	Registrant Contributions in last FY(2) ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals/ Contributions ($)	Aggregate Balance at Last FYE(3) ($)
Richard J. Giromini	12,756	—	36,079	—	417,148
Mark J. Weber	9,392	—	12,353	—	109,386
Rodney P. Ehrlich	64,402	—	34,421	—	336,530
Bruce N. Ewald	—	—	6,505	—	56,857
Timothy J. Monahan	12,999	—	4,718	—	169,340
(1)	Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2010. These amounts are also included in the salary column in the Summary Compensation Table above.
(2)	The Company suspended the Company’s non-qualified retirement plans match on September 1, 2008.
(3)	The following represents the extent to which the amounts reported in the aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Tables in 2010 and prior years:

Name	2010 ($)	Prior Years ($)
Richard J. Giromini	12,756	311,422
Mark J. Weber	9,392	100,745
Rodney P. Ehrlich	64,402	251,151
Bruce N. Ewald	—	56,867
Timothy J. Monahan	12,999	210,349

Potential Payments on Termination or Change-in-Control

The section below describes the payments that may be made to NEOs in connection with a change-in-control or pursuant to certain termination events.

Executive Severance Plan.  In the absence of an employment agreement that provides for superior benefits, our Executive Severance Plan provides severance benefits to our officers, including our NEOs, in the event we terminate their employment without cause. Under this plan, our NEOs are eligible for a severance payment, on a bi-weekly basis, equal to the NEO’s base salary for a period of one month or, if the executive executes a general release, for a period of up to 18 months. In addition to the severance payment, the executive is entitled to receive a lump sum amount equal to his or her COBRA healthcare premiums for the duration of the severance period.

Change-in-Control.  We provide severance pay and benefits in connection with a “change-in-control” and Qualifying Termination, as defined below, to the Company’s Section 16 Officers, including all of the NEOs, in accordance with the terms of a change-in-control policy that we adopted in May 2008, and revised in December 2010 for purposes of clarifying the meaning of the terms “cause” and “good reason” under the policy. Benefits under the policy are payable in the event of a termination within twelve months after a change-in-control that is either by Wabash “without cause” or by the executive for “good reason” (a “Qualifying Termination”). In the case of Mr. Giromini, he will not receive payments under our change-in-control policy if he is entitled to greater benefits under the terms of his employment agreement, as described below. An executive must execute a release in favor of the Company to receive benefits under the policy.

Our equity incentive plans provide that, upon a corporate transaction, all outstanding shares of restricted stock and all stock units shall vest in full. All outstanding stock options and stock appreciation rights shall either (i) become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the corporate transaction or (ii) our Board may elect, in its sole discretion, to cancel any outstanding awards of stock options, restricted stock, stock units and/or stock appreciation units and pay to the holder, in the case of restricted stock or stock units, an amount equal to the per share corporate transaction consideration or, in the case of stock options or stock appreciation rights, an amount equal to the number of shares of stock subject to the stock option or stock appreciation right multiplied by the difference of the per share corporate transaction consideration and the exercise price of the stock option or stock appreciation price. Accelerated vesting upon a “corporate transaction” will not occur to the extent that provision is made in writing in connection with the corporate transaction for the assumption or continuation of the outstanding awards, or for the substitution of such outstanding awards for similar awards relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award.

For this purpose, a “corporate transaction” is generally defined as our dissolution or liquidation or a merger, consolidation, or reorganization between us and one or more other entities in which we are not the surviving entity; a sale of substantially all of our assets to another person or entity; or any transaction that results in any person or entity, other than persons who are stockholders or affiliates immediately prior to the transaction, owning 50% or more of the combined voting power of all classes of our stock.

In the case of Mr. Giromini, the benefits under the policy upon a Qualifying Termination are a severance payment of two times base salary plus two times his target bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of his target bonus for the current year, and health benefits will be continued for two years (or until he obtains comparable coverage).

In the case of our NEOs, other than Mr. Giromini, the benefits under the policy upon a Qualifying Termination are a severance payment of one and one-half times base salary plus one and one-half times the executive’s target bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of the executive’s target bonus for the current year, and health benefits will be continued for one and one-half years (or until comparable coverage is obtained by the executive).

Mr. Giromini’s Agreement.  Mr. Giromini’s employment agreement has certain provisions that provide for payments to him in the event of the termination of his employment or in the event of a termination of his employment in connection with a change-in-control.

•	Termination for cause or without good reason — In the event that Mr. Giromini’s employment is terminated for “cause” or he terminates employment without “good reason” (each as defined below), we will pay the compensation and benefits otherwise payable to him through the termination date of his employment. However, Mr. Giromini shall not be entitled to any bonus payment for the fiscal year in which he is terminated for cause.
•	Termination by reason of death or disability — If Mr. Giromini’s employment is terminated by reason of death or disability, we are required to pay to him or his estate, as the case may be, the compensation and benefits otherwise payable to him through his date of termination, and a pro-rated bonus payment for the portion of the year served assuming the applicable goals are satisfied. In addition, Mr. Giromini, or his estate, will maintain all of his rights in connection with his vested options.
•	Termination without cause or for good reason — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” we are required to pay to him his then current base salary (or an amount equal to $620,000 per year, if greater) for a period of two years. During such two-year period, or until Mr. Giromini is eligible to receive benefits from another employer, whichever is longer, the Company will provide for his participation in a health plan and such benefits will be in addition to any other benefits due to him under any other health plan. The Company will provide for his participation in a health plan for eighteen (18) months with an additional lump sum payment, less applicable withholdings for federal, state, and local taxes, equal to six (6) months’ premiums (at the rate and level of coverage applicable at the end of the eighteen (18) month period) under the Company’s health policy if coverage cannot be continued for more than eighteen (18) months. In addition, Mr. Giromini will maintain his rights in connection with his vested options. Furthermore, if Mr. Giromini’s termination occurs at our election without cause, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated assuming the applicable goals are satisfied.
•	Termination without cause or for good reason in connection with a change-in-control — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” within 180 days of a “change of control” (as defined below) we are required to pay to him a sum equal to three times his then base salary (or three times $620,000, whichever is greater) plus his target bonus for that fiscal year. We are also required to pay to him the compensation and benefits otherwise payable to him through the last day of his employment. In addition, any unvested stock options or restricted stock held by Mr. Giromini shall immediately and fully vest upon his termination. Furthermore, at our election, we are required to either continue Mr. Giromini’s benefits for a period of three years following his termination or pay him a lump sum payment equal to three years’ premiums (at the rate and coverage level applicable at termination) under our health and dental insurance policy plus three years’ premiums under our life insurance policy. The Company will provide for his participation in the plans for eighteen (18) months with an additional lump sum payment, less applicable withholdings for federal, state, and local taxes, equal to eighteen (18) months’ premiums (at the rate and level of coverage applicable at the end of the eighteen (18) month period) under the Company’s health and dental insurance policy if coverage cannot be continued for more than eighteen (18) months. Any change of control payment that becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, including any additional excise tax, interest or penalties imposed on the restorative payment, requires that we make an additional restorative payment to Mr. Giromini that will fund the payment of such taxes, interest and penalties.

The payments and benefits payable to Mr. Giromini in connection with a termination without cause or for good reason are contingent upon his execution of a negotiated general release of all claims within 45 days following his termination of employment. Mr. Giromini has also agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason. As provided for under the Company’s change-in-control policy and his employment agreement, Mr. Giromini, upon a change-in-control, is entitled to receive benefits under either the change-in-control policy or his employment agreement, but not both.

For purposes of Mr. Giromini’s employment agreement, the following definitions apply:

•	“Cause” means:
•	The willful and continued failure to perform the executive’s principal duties (other than any such failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental incapacity) as reasonably determined by the Board in good faith after the executive has been given written, dated notice by the Board specifying in reasonable detail his failure to perform and specifying a reasonable period of time, but in any event not less than twenty (20) business days, to correct the problems set forth in the notice;
•	The executive’s chronic alcoholism or addiction to non-medically prescribed drugs;
•	Theft or embezzlement of the Company’s money, equipment, or securities by the executive;
•	The executive’s conviction of, or the entry of a pleading of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude or dishonesty; or
•	The executive’s material breach of the employment agreement, and the failure to cure such breach within ten (10) business days of written notice thereof specifying the breach.
•	“Change of Control” means:
•	Any person becomes the beneficial owner of 50% or more of the combined voting power of our outstanding Common Stock;
•	During any two-year period, individuals who at the beginning of such period constitute the Board of Directors, including any new director whose election resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the Board of Directors;
•	We consummate a merger or consolidation with or into another company, the result of which is that our stockholders at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the company surviving or resulting from the merger or consolidation, or of a company owning 100% of the total equity of such surviving or resulting company;
•	The sale in one or a series of transactions of all or substantially all of our assets;

•	Any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 50% or more of our Common Stock, unless the Board of Directors has made a reasonable determination that such action does not constitute and will not constitute a change of control; or
•	There is a change of control of a nature that would generally be required to be reported under the requirements of the Securities and Exchange Commission, other than in circumstances specifically covered above.
•	“Good Reason” means:
•	A material reduction in the executive’s base salary and bonus opportunity;
•	A material diminishment of the executive’s position, duties, or responsibilities;
•	The assignment by us to the executive of substantial additional duties or responsibilities that are inconsistent with the duties or responsibilities then being carried out by the executive and which are not duties of an executive nature;
•	Material breach of the employment agreement by us;
•	Material fraud on our part; and
•	Discontinuance of the active operation of our business, or our insolvency, or the filing by or against us of a petition in bankruptcy or for reorganization or restructuring pursuant to applicable insolvency or bankruptcy law.

Payment and Benefit Estimates

The table below was prepared to reflect the estimated payments that would have been made pursuant to the policies and agreements described above. Except as otherwise noted, the estimated payments were calculated as though the applicable triggering event occurred and the NEO’s employment was terminated on December 31, 2010, using the share price of $11.85 of our Common Stock as of December 31, 2010.

Executive	Aggregate Severance Pay ($)	Accelerated Vesting of Equity Value		Welfare Benefits Continuation ($)	Life Insurance Benefit ($)	Parachute Tax Gross-up Payment ($)	Total ($)
		Restricted Stock(1) ($)	Stock Options(2) ($)
Richard J. Giromini
Termination without cause or by executive for good reason	2,520,800	—	—	146,109	—	—	2,666,909
Termination following a change-in-control	2,689,523	1,293,022	797,722	219,163	—	1,684,108	6,683,537
Change-in-Control	—	1,293,022	797,722	—	—	—	2,090,744
Termination as the Result of Death	—	—	—	—	2,594,192	—	2,594,192

Mark J. Weber
Termination without cause or by executive for good reason	375,000	—	—	19,433	—	—	394,433
Termination following a change-in-control	550,230	538,749	236,339	12,955	—	—	1,338,273
Change-in-Control	—	538,749	236,339	—	—	—	775,088

Rodney P. Ehrlich
Termination without cause or by executive for good reason	442,500	—	—	15,596	—	—	458,096
Termination following a change-in-control	617,730	252,221	156,163	10,397	—	—	1,036,511
Change-in-Control	—	252,221	156,163	—	—	—	408,384

Bruce N. Ewald
Termination without cause or by executive for good reason	399,000	—	—	21,598	—	—	420,598
Termination following a change-in-control	574,230	252,221	156,163	14,399	—	—	997,013
Change-in-Control	—	252,221	156,163	—	—	—	408,394

Timothy J. Monahan
Termination without cause or by executive for good reason	379,500	—	—	14,830	—	—	394,330
Termination following a change-in-control	554,730	274,541	169,393	9,887	—	—	1,008,551
Change-in-Control	—	274,541	169,393	—	—	—	443,934
(1)	Amounts reflected in this column include performance unit awards granted in 2010, which will be paid in cash upon vesting (for a detailed description of the awards, see the Grants of Plan Based Awards table and accompanying narrative on page 27).
(2)	Amounts reflected in this column include stock appreciation rights granted in 2010, which will be paid in cash upon vesting (for a detailed description of the awards, see the Grants of Plan Based Awards table and accompanying narrative on pages 27 – 28).

General Assumptions

•	The amounts shown do not include distributions of plan balances under the Wabash National Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation table.

•	No payments or benefits are payable or due upon a voluntary termination or termination for cause, other than amounts already earned.
•	Salary amounts payable use full salary values as of December 31, 2010 (not accounting for reductions in NEO base salaries taken in 2010). Bonus amounts payable are at the target level.

Equity-based Assumptions

•	For all NEOs, the vesting of all service-based restricted stock accelerates in full for terminations following a change of control event.
•	For all NEOs, all unexercisable options accelerate and become exercisable upon termination following a change of control event.
•	For all NEOs, for a change of control that is not accompanied by a termination of employment, the event constitutes a corporate transaction under our equity incentive plans, the equity awards are not assumed or substituted for and the vesting of all equity awards accelerates in full.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plan as of December 31, 2010:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS(3)
Equity Compensation Plans Approved by Security Holders(1)	1,659,257	$12.19	941,329
(1)	There are no equity compensation plans that are not approved by the Company’s stockholders. As a result, the numbers and value shown reflect all equity compensation plans.
(2)	Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2007 Omnibus Incentive Plan. There are no securities that are currently issuable under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and the number of securities available for grant under that plan is indeterminable as that number is dependent upon future deferrals by eligible participants.
(3)	Consists of shares of Common Stock available for future issuance pursuant to the Wabash National Corporation 2007 Omnibus Incentive Plan. There were a total of 941,329 shares of Common Stock available as of December 31, 2010 for future issuance under this plan pursuant to grants in the form of restricted stock, stock units, unrestricted stock, options and other incentive awards, subject to certain limitations in the plan. Of the 941,329 shares of Common Stock available as of December 31, 2010 for future issuance, 406,989 are available as restricted stock in that the Wabash National Corporation 2007 Omnibus Incentive Plan states that “the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of options or SARs [Stock Appreciation Rights] shall not exceed one million two hundred fifty thousand (1,250,000).”

Restricted Stock Grants

We have issued an aggregate of 323,070 shares of restricted stock pursuant to the Wabash National Corporation 2004 Stock Incentive Plan, of which 94,697 were forfeited or otherwise cancelled, and 228,373 vested on or before December 31, 2010, with no shares remaining subject to forfeiture as of that date. We have issued an aggregate of 1,210,294 shares of restricted stock pursuant to the Wabash National Corporation 2007 Omnibus Incentive Plan, of which 388,166 were forfeited or otherwise cancelled, and 441,868 vested on or before December 31, 2010, with 380,260 remaining subject to forfeiture as of that date.

PROPOSAL 2
Approval of the Corporation’s 2011 Equity Compensation Plan

Overview

Our Board of Directors approved the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”) on February 24, 2011, subject to approval from our stockholders. We are asking our stockholders to approve our 2011 Plan as we believe that approval of the 2011 Plan is essential to our continued success.

The purpose of the 2011 Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. The Board believes that grants of awards under the 2011 Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2011 Plan participants, including members of our management team, with those of our stockholders.

If our stockholders approve the 2011 Plan, the number of shares of our common stock reserved for issuance under the 2011 Plan will be equal to the sum of 4,650,000 shares, plus the number of shares available for awards under our 2007 Omnibus Plan, as amended (the “2007 Plan”) as of the date of the Company’s 2011 stockholders annual meeting.

On the record date, April 7, 2011, the closing price of our common stock was $11.48 per share, and there were 6 executive officers, 6 non-employee directors and approximately 72 employees of the Company and its affiliates who were eligible to participate in the 2007 Plan. There are currently no participants in the 2011 Plan. Because participation and the types of awards under the 2011 Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2011 Plan is approved are not currently determinable.

Description of the 2011 Plan

The following is a summary of the principal features of the 2011 Plan. This summary is qualified in its entirety by the more detailed terms and conditions of the 2011 Plan, a copy of which is attached as Exhibit A to this proxy statement. We intend to file a registration statement under the Securities Act of 1933, as amended, to register the shares to be issued pursuant to the 2011 Plan promptly following stockholder approval of the 2011 Plan.

Administration

The 2011 Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the terms of the 2011 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the 2011 Plan. Except as the Board may otherwise determine, the Committee appointed by the Board to administer the 2011 Plan will consist of two or more directors of the Company who: (a) are not officers or employees of the Company, (b) qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, (c) meet such other requirements as may be established from time to time by the SEC for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (d) comply with the independence requirements of the stock exchange on which the our common stock is listed. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who may also be officers or employees of the Company, to administer the Plan with respect to employees or other service providers who are not executive officers or directors of the Company.

Common Stock Reserved for Issuance under the 2011 Plan

The shares of common stock reserved for issuance under the 2011 Plan consists of authorized but unissued shares or treasury shares or any combination thereof.

Share Usage

Under the terms of the 2011 Plan, any shares of our common stock that are subject to awards will be counted against the 2011 Plan share limit as one share for every one share subject to the award. Shares subject to awards granted under the 2011 Plan or the 2007 Plan that terminate by expiration, forfeiture, cancellation, or which are settled in cash in lieu of shares or are exchanged prior to the issuance of shares for awards not involving shares shall be available again for grant under the 2011 Plan. Any shares tendered to pay the option price of an option granted under the 2011 Plan or the 2007 Plan or to satisfy tax withholding obligations associated with an award granted under either plan, shall become available again for grant under the 2011 Plan. Any shares that were subject to a stock appreciation right (“SAR”) granted under the 2011 Plan that were not issued upon the exercise of such SAR shall become available again for grant under the 2011 Plan.

Eligibility

Awards may be made under the 2011 Plan to employees, officers or directors of the Company or any of our affiliates, or a consultant (who is a natural person) or adviser (who is a natural person) currently providing services to the Company or any of our affiliates.

Amendment or Termination of the 2011 Plan

The Board of Directors may terminate, suspend, or amend the 2011 Plan at any time and for any reason as to any shares as to which awards have not been made. The 2011 Plan will terminate in any event ten years after the effective date of the 2011 Plan, which will be May 19, 2021 if the 2011 Plan is adopted at the Annual Meeting. Amendments will be submitted for stockholder approval to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, no amendment may be made to the no-repricing provisions described below without the approval of the Company’s stockholders.

No-Repricing

Under the 2011 Plan, except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or SAR, including, without limitation, by replacement of stock options or SARs with another award type, that would be treated as a repricing under the rules of the stock exchange on which our common stock is listed or would replace stock options or SARs with cash, in each case, without the approval of the stockholders provided, that, appropriate adjustments may be made to outstanding stock options and SARs to achieve compliance with applicable law, including the Internal Revenue Code.

Option

The 2011 Plan permits the granting of options to purchase shares of our common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant date. The fair market value is generally determined as the closing price of the common stock on the grant date or other determination date. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (five years if the optionee is a 10% stockholder and the option is intended to be an incentive stock option). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash or cash equivalents, or, if the option agreement so provides, by tendering shares of our common stock with a fair market value equal to the option exercise price, by means of a broker-assisted cashless exercise or, any combination thereof. An award agreement may provide for other methods as well.

Other Awards

Under the 2011 Plan, the following types of awards may also be made:

SARs.  A SAR is an award that gives the holder the right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of our common stock on the date of exercise over (b) the SAR exercise price on the grant date. The SAR exercise price must be at least equal to the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2011 Plan.

Restricted Stock.  Restricted stock is an award of shares of our common stock, which may be granted for no consideration (other than the par value of the shares which is deemed paid by services). At the time a grant of restricted stock is made, the Compensation Committee may establish a period of time applicable to such restricted stock. The Compensation Committee also may, at the time of grant, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, applicable to all or any portion of the award of restricted stock. There is a minimum three-year vesting requirement for time-vested restricted stock awards and deferred stock unit awards and one-year minimum vesting requirement for performance-vesting restricted stock awards and deferred stock unit awards, with up to ten percent of shares reserved for issuance under the plan carved-out from the foregoing minimum requirements. Further, the foregoing limitation does not apply to any dividends or dividend equivalent rights, or other distributions, issued in connection with any award granted at any time under the 2011 Plan.

Unless the Compensation Committee provides otherwise in the award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock. The Compensation Committee may provide that any dividends paid on restricted stock must be reinvested in shares of our common stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the restricted stock.

Unrestricted Stock.  An award of unrestricted stock is an award of shares of our common stock free of restrictions. The Compensation Committee may grant (or sell at par value or such other higher purchase price determined by the Compensation Committee) an award of shares of unrestricted stock under the 2011 Plan. Unrestricted stock awards may be granted or sold as described in the preceding sentence in respect of services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to the grantee.

Deferred Stock Units.  A stock unit is a bookkeeping entry that represents the equivalent of one share of Company common stock. The same terms and restrictions as may be set forth by the Compensation Committee with respect to shares of restricted stock apply to deferred stock units. However, holders of deferred stock units will have no rights as stockholders or any other rights (other than those of a general creditor of the Company). The Compensation Committee may provide that the holder of deferred stock units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding common stock, a cash payment for each stock unit held equal to the per-share dividend paid on our common stock. The Compensation Committee may also provide in the award agreement that such cash payment will be deemed reinvested in additional deferred stock units at a price per unit equal to the fair market value of a share of Company common stock on the date that such dividend is paid.

Dividend Equivalent Rights.  A dividend equivalent right is an award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of our common stock specified in the dividend equivalent right (or other award to which it relates) if such shares had been issued to and held by the recipient. The terms and conditions of dividend equivalent rights will be specified in the grant. Except as may otherwise be provided by the Compensation Committee either in the award Agreement, in another agreement with the recipient, or in writing after the award agreement is issued, a recipient’s rights in all dividend equivalent rights will automatically terminate upon the recipient’s termination of service for any reason.

Performance-Based Awards.  These awards are awards of options, SARs, restricted stock, deferred stock units, performance shares or other equity-based awards made subject to the achievement of performance goals over a performance period specified by the Compensation Committee and that comply with applicable law. Subject to the terms of the 2011 Plan, the Compensation Committee may pay earned shares or units in cash or in shares of our common stock (or in a combination of cash and shares of our common stock) equal to the value of the earned common stock or units at the close of the applicable performance period or as soon as practicable thereafter. Performance-based awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (as described below) to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief financial officer) determined at the end of each year (the “covered employees”).

Recoupment

Award agreements for awards granted pursuant to the 2011 Plan may be subject to mandatory repayment by the recipient to the Company of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with the Company (including but not limited to an employment or non-competition agreement). The Company may also annul an award if the recipient is an employee and is terminated for Cause as defined in the applicable award agreement, the 2011 Plan, or any other agreement with the Company.

Any award granted pursuant to the 2011 Plan shall be subject to mandatory repayment to the extent the recipient is, or in the future becomes, subject to any Company “clawback” or recoupment policy that requires the repayment to the Company of compensation paid to by the Company or an affiliate in the event that such recipient fails to comply with, or violates, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, a recipient subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any recipient who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Notwithstanding any other provision of the 2011 Plan or any provision of any award agreement, if the Company is required to prepare an accounting restatement, the recipient shall forfeit any cash or stock received in connection with an award (or an amount equal to the fair market value of such stock on the date of delivery thereof to the recipient if the recipient no longer holds the common stock) if, pursuant to the terms of the award agreement for such award, the amount of the award earned or the vesting in the award was expressly based on the achievement of pre-established performance goals set forth in the award agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

Effect of Certain Corporate Transactions

Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2011 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events

The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2011 Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2011 Plan is designed to permit the Compensation Committee to grant stock options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;
(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote;

(iv)	the performance goals must be established not later than the earlier of (a) 90 days after the beginning of any performance period applicable to the award and (b) the day on which 25% of any performance period applicable to the award has expired, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Internal Revenue Code; and
(v)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (v) above) is inapplicable, if the grant or award is made by the Compensation Committee; the 2011 Plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Company’s common stock after the date of grant.

Under the 2011 Plan, the performance goals upon which the payment of a performance-based award to a covered employee that is intended to qualify as performance-based compensation are limited to the following performance measures and subject to compliance with applicable law:

(a)	total stockholder return;
(b)	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
(c)	net income;
(d)	pretax earnings;
(e)	earnings before interest expense, taxes, depreciation and amortization;
(f)	earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items;
(g)	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;
(h)	operating margin;
(i)	operating income;
(j)	earnings per share;
(k)	return on equity;
(l)	return on capital;
(m)	return on investment;
(n)	operating earnings;
(o)	working capital;
(p)	ratio of debt to stockholders’ equity;
(q)	free cash flow; and
(r)	revenue.

Any performance measure(s) may be used to measure (i) the performance of the Company, a subsidiary, and/or an affiliate as a whole, (ii) the Company, any subsidiary, and/or any other affiliate or any combination, or (iii) any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Compensation Committee may deem appropriate. The Company may also use any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee, deems appropriate. The Company may also select performance measure (j) above as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures specified above.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Company common stock subject to options or SARs that can be awarded under the 2011 Plan to any person is 750,000 per calendar year; provided, however, the maximum number of shares of Company common stock subject to options or SARs that can be granted under the 2011 Plan to any person in the year that the person is first employed by the Company, or any affiliate, is 1,000,000.

The maximum number of shares that can be granted under the 2011 Plan, other than pursuant to options or SARs is 500,000 per calendar year; provided, however, the maximum number of shares of Company common stock subject to awards other than options or SARs that can be granted under the 2011 Plan to any person in the year that the person is first employed by the Company, or any affiliate, is 600,000.

The maximum amount that may be paid as a performance-based cash-settled award in a 12 month performance period to any person is $2,500,000 and the maximum amount that may be paid as performance-based cash-settled awards in respect of a performance period greater than 12 months by any person shall be $5,000,000.

The preceding limitations are subject to adjustment for stock dividends and similar events as provided in the 2011 Plan.

Federal Income Tax Consequences

Non-Qualified Options

The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Company common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Company common stock will be the fair market value of the shares of Company common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Company common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Incentive Stock Options

The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Company common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Company common stock in an amount generally equal to the excess of the fair market value of the Company common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

SARs

There are no immediate tax consequences of receiving an award of SARs that is settled in Company common stock under the 2011 Plan. Upon exercising a SAR that is settled in Company common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock

A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Company common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Company common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Company common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock

Participants who are awarded unrestricted Company common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Company common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Deferred Stock Units

There are no immediate tax consequences of receiving an award of deferred stock units under the 2011 Plan. A grantee who is awarded deferred stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Awards

The award of a performance-based award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G

To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A

The Company intends for awards granted under the 2011 Plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the 2011 Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the approval of the
Wabash National 2011 Omnibus Incentive Plan described above.

PROPOSAL 3
Advisory Vote on the Compensation of Our Executive Officers

Under an amendment to the Exchange Act recently adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”), stockholders are able to vote to approve, on an advisory (non-binding) basis no less frequently than once every three years, the compensation of the Named Executive Officers of our Company. The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company’s executive compensation program. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement.

We urge you to read the “Executive Compensation” section of this Proxy Statement, including our “Compensation Discussion and Analysis,” executive officer compensation tables and related narrative discussion, beginning on page 17, which provides details on the Company’s compensation programs and policies for our executive officers, including the 2010 compensation of our Named Executive Officers. We believe the executive compensation program has been instrumental in retaining and attracting high quality executive management who have led the recovery of the Company during 2010 and helped us achieve positive operating EBITDA results in 2010, despite the challenging macroeconomic environment of the past several years. For a more detailed description of the Company’s financial results for 2010, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Company’s goal for its executive compensation program is to attract and retain exceptional individuals as executive officers who will provide leadership for the Company’s success and ability to maintain a strong position in our industry. The Company believes that its executive compensation program has played an essential role in its continuing success by aligning the long-term interests of its Named Executive Officers with the long-term interests of its stockholders. We are committed to “pay for performance,” meaning that a significant portion of our executive officer compensation is variable and will be determined based on our performance. In addition, we design our executive compensation to encourage long-term commitment by our executive officers to Wabash National. Highlights of our executive compensation programs and policies include:

•	Close monitoring of the compensation systems of companies of similar size and similar industries, with the objective of setting total compensation (consisting of base salary, annual cash incentives and long-term equity incentive grants) for executives at levels consistent with our competitive peer group, but also accounting for the Company’s own financial performance objectives.
•	A significant portion (ranging from approximately 42% to 55%) of our executives’ total compensation is considered by us to be “at risk,” or based on the performance of the Company.
•	To motivate our executive officers to align their interests with those of our stockholders, we provide annual incentives, which are designed to reward our executive officers for the attainment of short-term goals, as well as long-term incentives, which are designed to reward them for increases in our stockholder value over time.
•	Long-term incentives are provided to executive officers in the form of stock options, restricted stock or similar equity-linked awards. These equity-linked awards, which vest over a period of three years, constituted between 42% and 55% of our executives’ total compensation in 2010, link compensation with the long-term price performance of our stock, and also provide a substantial retention incentive.
•	Due to the continued severe impact of the world-wide financial crisis on our business in 2010, executive officer base salaries remained reduced by the 16.75% reduction in base salary taken in 2009 for all executive officers.
•	In 2009, we established corporate performance goals under the Company’s Short-Term and Long-Term Incentive Plans based on the Company’s attainment of certain Operating EBITDA levels, creating a clear and direct relationship between executive pay and corporate performance in 2010.
•	The Compensation Committee has adopted guidelines that suggest that executives hold certain minimum amounts of our Common Stock to align their interests with those of our stockholders.

•	We do not have individual employment or severance agreements with any of our NEOs, other than an employment agreement with Mr. Giromini.
•	We do not provide substantial perquisites to our executive officers.

The Compensation Committee discharges many of the Board’s responsibilities related to executive compensation and continuously strives to align our compensation policies with our performance. The Compensation Committee has, over the last three years, among other things, taken the following actions to align executive compensation with stockholder interests in light of the challenging economic climate:

1)	In 2008, ceased matching contributions to the Company’s 401(k) and non-qualified retirement plans, and agreed with Company management’s recommendation to cease tuition reimbursement programs for employees and implement Company-wide headcount reductions as part of a broad set of company-wide cost-cutting measures;
2)	In 2009 agreed with Company management’s recommendation to reduce salaries for Named Executive Officers by 16.75%, and to reduce all other employee salaries by 14.5% and implement additional Company-wide headcount reductions;
3)	In 2010, held employee salaries (including those of the executives) at their 2009 levels, and authorized use of a significant portion of any short-term incentive plan bonus compensation earned by the Company in 2010 to be paid to salaried employees (other than the Named Executive Officers) as restoration of 7.25% of the salaried pay reduction maintained in 2010;
4)	Engaged in a formal annual performance evaluation process for our CEO;
5)	Continued to retain an external, independent compensation consultant; and
6)	Implemented an annual process to assess risks associated with our compensation policies and programs.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us. However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. The Board urges you to carefully review the Compensation Discussion and Analysis section of this Proxy Statement, together with the compensation tables, which describe our compensation philosophy and programs in greater detail, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of the compensation of our executive officers, as disclosed in this Proxy Statement.

PROPOSAL 4
Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Executive Officers

Under an additional amendment to the Exchange Act recently adopted by Congress as part of the Dodd-Frank Act, stockholders are also able to indicate how frequently they believe an Advisory “Say on Pay” Vote on Executive Compensation, such as we have included in Proposal Three, should occur. By voting on this Proposal Four, you may indicate whether you would prefer that we hold an Advisory Vote on Executive Compensation every one, two or three years. It is our strong belief, and the Board’s recommendation, that this vote occur annually.

We have strong executive compensation and governance practices, as described in more detail elsewhere in this Proxy Statement. As noted earlier in this Proxy Statement, the Company views the way it compensates its named executive officers as an essential part of its strategy for achieving sustainable long-term economic growth. Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our executive compensation. Our Board of Directors also believes that a well-structured compensation program should include plans that drive creation of stockholder value over the long-term and do not simply focus on short-term gains. While we believe that many of our stockholders think that the effectiveness of an executive compensation plan focused on long-term value creation cannot be adequately evaluated on an annual basis, especially in a highly cyclical industry such as the trailer industry, the Board of Directors believes that at present it should receive advisory input from our stockholders each year. Accordingly, as indicated below, the Board of Directors recommends that you vote in favor of an annual advisory vote on our executive compensation. It is our hope that this yearly interaction between the Board, the Compensation Committee, and our shareholders will result in regular, meaningful evaluation of our performance against our compensation practices, taking into account the natural cyclicality prevalent in the trailer industry.

For the above reasons, the Board recommends that you vote to hold an Advisory Vote on Executive Compensation annually. Your vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal Four, you have four choices: you may elect that we hold an Advisory Vote on Executive Compensation every year, every two years or every three years, or you may abstain from voting. The Board intends to review the results for each voting alternative in proposal 4 in making its determination on the frequency of the stockholder advisory vote on our executive compensation in the future.

The Board of Directors believes that an advisory vote on executive compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held. However, as an advisory vote, the vote on Proposal Four is not binding upon us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders and our Company to hold an Advisory Vote on Executive Compensation more or less frequently than the option approved by our stockholders. Nevertheless, the Compensation Committee and the Board will consider the outcome of the vote when making future decisions on executive compensation.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote
to hold an Advisory Vote on Executive Compensation ANNUALLY.

PROPOSAL 5
Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP the independent registered public accounting firm for the Company for the year ending December 31, 2011. Ernst & Young acted as our independent auditors for the year ended December 31, 2010. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2010 and December 31, 2009 were as follows:

FEE CATEGORY	2010	2009
	($ in thousands)
Audit Fees	$981	$1,120
Audit-Related Fees	11	21
Tax Fees	1	2
All Other Fees	150	1
Total Fees	$1,143	$1,144

Audit Fees.  Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young in connection with our securities offerings and registration statements.

Audit-Related Fees.  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2010 and 2009, these services included audits of benefit plans, accounting consultation and other audit-related services.

Tax Fees.  Consist of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees.  Consists of fees for services provided by Ernst & Young that are not included in the service categories reported above. For 2010, these services primarily included work performed in relation to the filing of registration statements and public offerings.

In 2010, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Committee reviews the status of each engagement at its regularly scheduled meetings. In 2010, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with our annual meeting of stockholders, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

The Audit Committee of the Board of Directors in 2010 consisted of Mr. Sorensen, Dr. Jischke, and Mr. Stewart. The Committee’s responsibilities are described in a written charter adopted by the Board of Directors in February 2003, and revised and updated in September 2010. The charter is available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2010;
•	Discussed with Ernst & Young, our independent auditors for 2010, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Scott K. Sorensen
Martin C. Jischke
Ronald L. Stewart

General Matters

Availability of Certain Documents

A copy of our 2010 Annual Report on Form 10-K is enclosed with the mailing of this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903. These documents also are available through our website at www.wabashnational.com.

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Codes of Business Conduct and Ethics, are available on the Investors page of the Company Info section of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2012 Proxy Statement.  To be eligible for inclusion in the proxy statement for our 2012 annual meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on December 8, 2011. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903 and follow the procedures required by Rule 14a-8 of the Securities Exchange Act of 1934.

Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2012 Annual Meeting.  Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company’s Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2012 annual meeting of stockholders must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between January 20, 2012 and February 19, 2012. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

Directions to the Annual Meeting

Directions to the 2011 Annual Meeting of Stockholders, to be held at the University Plaza Hotel, located at 3001 Northwestern Avenue, West Lafayette, Indiana, 47906, are set forth below:

Directions from Indianapolis and other points south of West Lafayette:

Take I-65 North toward Chicago to Lafayette Exit 175. Turn left (south) on St. Rd. 25 to U.S. 52. Turn right on U.S. 52, drive approximately 3.5 miles to Cumberland Avenue. Northwestern Avenue will merge in from left. Turn left at Cumberland Avenue stop light. Proceed to University Plaza Hotel.

Directions from Chicago and other points north of West Lafayette:

Take I-65 South to Exit 193 (approx. 60 miles). Turn right (south) on U.S. 231 and travel approximately 15 miles to US 52. Turn left onto US 52, drive approximately 5 miles to Cumberland Avenue. Turn right at the Cumberland Avenue stop light. Proceed to University Plaza Hotel.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to Wabash will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors
April 21, 2011	Erin J. Roth Senior Vice President General Counsel & Corporate Secretary

Exhibit A

WABASH NATIONAL CORPORATION

2011 OMNIBUS INCENTIVE PLAN

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WABASH NATIONAL CORPORATION

2011 OMNIBUS INCENTIVE PLAN

Wabash National Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2011 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3   “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4   “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5   “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii).

2.6   “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7   “Board” means the Board of Directors of the Company.

2.8   “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) repeated violations by such Grantee of such Grantee’s obligations to the Company or such Affiliate (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Grantee’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company or such Affiliate and which are not remedied within a reasonable period of time after such Grantee’s receipt of written notice from the Company specifying such violations, (b) the conviction of such Grantee of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate, or (c) prior to a Change in Control, such other events as shall be determined by the Committee in its sole discretion. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9   “Change in Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

2.10   “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.11   “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12   “Company” means Wabash National Corporation, a Delaware corporation.

2.13   “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.14   “Deferred Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Deferred Stock Unit may also be referred to as a restricted stock unit.

2.15   “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16   “Disability” means, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17   “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.18   “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19   “Effective Date” means [________], 2011, the date on which the Plan was approved by the Company’s shareholders.

2.20   “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.21   “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a)  If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of

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a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b)  If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.22   “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23   “Grant Date” means, as determined by the Committee, (a) the date as of which the Committee completes the corporate action constituting the Award or (b) such date subsequent to the date specified in clause (a) above as may be specified by the Committee.

2.24   “Grantee” means a person who receives or holds an Award under the Plan.

2.25   “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26   “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27   “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28   “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29   “Other Agreement” shall have the meaning set forth in Section 15.

2.30   “Outside Director” means a member of the Board who is not an Employee.

2.31   “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32   “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33   “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares or Other Equity-Based Awards made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

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2.34   “Performance Measures” means measures as specified in Section 14 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.35   “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.36   “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.37   “Plan” means this Wabash National Corporation 2011 Omnibus Incentive Plan, as amended from time to time.

2.38   “Prior Plan” means the Wabash National Corporation 2007 Omnibus Plan, as amended.

2.39   “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.40   “Restricted Period” shall have the meaning set forth in Section 10.2.

2.41   “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.42   “SAR Price” shall have the meaning set forth in Section 9.1.

2.43   “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.44   “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.45   “Service Provider” means, as of any date of determination, an Employee, officer, or director of the Company or any Affiliate, or a consultant (who is a natural person) or adviser (who is a natural person) to the Company or any Affiliate who provides services to the Company or any Affiliate.

2.46   “Stock” means the common stock, par value $0.01 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.47   “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.48   “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.49   “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

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2.50   “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.51   “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52   “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN
3.1.	Committee.
3.1.1.	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2.	Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on the New York Stock Exchange, an “independent director” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual (or, in each case, any successor term or provision); provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3.	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are

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not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the New York Stock Exchange, the rules of the New York Stock Exchange.

3.2.	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3.	Terms of Awards.
3.3.1.	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a)    designate Grantees;

(b)    determine the type or types of Awards to be made to a Grantee;

(c)    determine the number of shares of Stock to be subject to an Award;

(d)    establish the terms and conditions of each Award (including the Option Price of any Option), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e)    prescribe the form of each Award Agreement evidencing an Award; and

(f)    subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2.	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to any Company “clawback” or recoupment policy that requires the repayment by such Grantee to the Company of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three

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(3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.4.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for or substitution of cash or other securities.

3.5.	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN
4.1.	Number of Shares of Stock Available for Awards.

Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall be equal to the sum of (i) 4,650,000 Shares and (ii) any Shares available for future Awards under the Prior Plan as of the Effective Date. Such Shares may be authorized and unissued Shares or treasury

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Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2.	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3.	Share Usage.

(a)    Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b)    Any Shares related to an Award granted under this Plan or Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(c)    Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan or Prior Plan, shall become available again for grant under this Plan.

(d)    Any Shares that were subject to an SAR granted under this Plan that were not issued upon the exercise of such SAR shall become available again for grant under this Plan.

(e)    Notwithstanding the foregoing, no Shares that become available for Awards granted under this Plan pursuant to this Section 4.3 shall be available for grants of Incentive Stock Options,

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION
5.1.	Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1.	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

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6.2.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a)    the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 750,000 shares; provided, however, that the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 in the year the person is first employed by the Company is 1,000,000 shares; and

(b)    the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 500,000 shares; provided, however, that the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is 600,000 shares.

(c)    the maximum amount that may be paid as a cash-settled Performance-Based Award for a twelve (12) month performance period to any person eligible for an Award shall be $2,500,000 and the maximum amount that may be paid as a cash-settled Performance-Based Award in respect of a performance period greater than twelve (12) months by any person eligible for an Award shall be $5,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3.	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS
8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive

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Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4.	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6.	Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8.	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

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8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2.	Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of

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settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of shares of stock underlying a Grantee’s SAR is greater than the SAR Price, the Company shall, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND DEFERRED STOCK UNITS
10.1.	Grant of Restricted Stock or Deferred Stock Units.

Awards of Restricted Stock and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2.	Restrictions.

At the time a grant of Restricted Stock or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Deferred Stock Units as provided in Section 14. Notwithstanding the foregoing, Awards of Restricted Stock and Deferred Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date (but may vest pro-rata during such period on a daily, monthly, annual or other basis), and Restricted Stock and Deferred Stock Units that vest upon achievement of performance goals shall not vest in full in less than one (1) year from the Grant Date; provided, that (i) up to ten percent (10%) of the maximum number of shares of Stock available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or Dividend Equivalent Rights, or other distributions, issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such ten percent (10%) share issuance limit. The foregoing ten percent (10%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 17.2 and the

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share usage rules of Section 4.3. Awards of Restricted Stock and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3.	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5.	Rights of Holders of Deferred Stock Units.
10.5.1.	Voting and Dividend Rights.

Holders of Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Deferred Stock Units, to direct the voting of the shares of Stock subject to such Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Deferred Stock Units that the holder of such Deferred Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Deferred Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such cash dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Deferred Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Deferred Stock Units, the Award Agreement for such Deferred Stock Units may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2.	Creditor’s Rights.

A holder of Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon

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the termination of such Grantee’s Service, any Restricted Stock or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Deferred Stock Units. If the Committee accelerates vesting of Restricted Stock or Deferred Stock Units, except (a) in the case of a Grantee’s death or disability, (b) acceleration required by binding commitments or agreements entered into by the Company prior to the Effective Date or (c) as specified in Section 17.3, the shares of Stock subject to such Restricted Stock or Deferred Stock Units shall be deducted from the ten percent (10%) share issuance limit set forth in Section 10.2.

10.7.	Purchase of Restricted Stock and Shares of Stock Subject to Deferred Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Deferred Stock Units from the Company at a Purchase Price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or Deferred Stock Units or (y) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Deferred Stock Units. The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Deferred Stock Unit once the shares of Stock represented by such Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS
11.1.	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, subject to the ten percent (10%) share issuance limit set forth in Section 10.2. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2.	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
12.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

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12.2.	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that a cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

13.2.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
14.1.	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

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14.2.	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial value or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3.	Earning of Performance-Based Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the value or number of the Performance-Based Awards earned by such Grantee over such Performance Period.

14.4.	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of the earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6.	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

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14.6.3.	Settlement of Awards; Other Terms.

Settlement of Performance-Based Awards shall be in cash, shares of Stock, other Awards or other property, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) total stockholder return;

(b) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

(c) net income;

(d) pretax earnings;

(e) earnings before interest expense, taxes, depreciation and amortization;

(f) earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items;

(g) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(h) operating margin;

(i) operating income;

(j) earnings per share;

(k) return on equity;

(l) return on capital;

(m) return on investment;

(n) operating earnings;

(o) working capital;

(p) ratio of debt to stockholders’ equity;

(q) free cash flow; and

(r) revenue.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under Performance Measure clause (j) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

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14.6.5.	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7.	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

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The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW
16.1.	General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION
17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in

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shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3.	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a)    in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Deferred Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:

(i)    fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(ii)    the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Deferred Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Deferred Stock Units, equal to the formula or

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fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b)    For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c)    Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4.	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards, or for the substitution for such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards of new common stock options, stock appreciation rights, common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change in Control and his employment is terminated without Cause within one year following the consummation of such Change in Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5.	Adjustments

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Deferred Stock Units and Restricted Stock, and such effect shall be set forth in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4.

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17.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS
18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of

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shares of Stock. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4.	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

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* * *

To record adoption of the Plan by the Board as of March 28, 2011, and approval of the Plan by the shareholders on [__________ __], 2011, the Company has caused its authorized officer to execute the Plan.

WABASH NATIONAL CORPORATION
By: _________________________________
Title: _________________________________

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WABASH NATIONAL CORPORATION

Shareowner Services[SM]
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 5 and for one (1) year on Proposal 4.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Richard J. Giromini	☐	☐	☐	1.4 John E. Kunz	☐	☐	☐
1.2 Martin C. Jischke	☐	☐	☐	1.5 Larry J. Magee	☐	☐	☐
1.3 James D. Kelly	☐	☐	☐	1.6 Scott K. Sorensen	☐	☐	☐

Please fold here – Do not separate

Proposal 3. To approve the compensation of our executive officers. ☐ For ☐ Against ☐ Abstain

The Board of Directors recommends a vote for every one (1) year:

Proposal 4. To recommend, by non-binding vote, the frequency of advisory votes on the compensation of our executive officers. ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ____________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WABASH NATIONAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 19, 2011
10:00 a.m., Local Time

University Plaza Hotel
3001 Northwestern Avenue
West Lafayette, Indiana 47906

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2011.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2, 3 and 5 and for one (1) year on Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Martin C. Jischke and James D. Kelly, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.eproxy.com/wnc
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.

PHONE
1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 18, 2011.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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